                                                                   EXHIBIT 10.22

                [Letterhead of SBA COMMUNICATIONS CORPORATION]

                                                               November 24, 1998


BellSouth Personal Communications, Inc.
3353 Peachtree Road, N.E., Suite 400
Atlanta, Georgia 30326

First Amendment of Build to Suit Agreement and Master Lease

Gentlemen:

Reference is made to that certain (i) Agreement to Build to Suit and to Lease (the "Build to Suit Agreement"), dated October 30, 1998, by and among BellSouth Personal Communications, Inc. ("BellSouth") for itself and as general partner of BellSouth Carolinas PCS, L.P., SBA Towers, Inc. and SBA, Inc., and (ii) Master Lease (the "Master Lease"), dated October 30,1998, by and among BellSouth, SBA Towers, Inc. and SBA Sites, Inc. Capitalized terms not otherwise defined in this letter will have the meaning provided in the Build to Suit Agreement and the Master Lease.

This letter will amend the Master Lease effective as of the date of this letter by replacing the definition of Rent used in the Master Lease with the rental set forth on Exhibit A attached to this letter with respect to the Sites listed on Exhibit B attached to this letter only, which Sites have been awarded to Vendor pursuant to the Build to Suit Agreement, and which Sites will be identified and constructed in accordance with the terms and conditions of the Build to Suit Agreement.

Except as modified or amended above, the Build to Suit Agreement and the Master Lease are hereby ratified and confirmed in all respects, are in full force and effect, and have not otherwise been amended, modified, extended or renewed, whether verbally or in writing.

Please confirm BellSouth's agreement with the terms of this letter by signing below. Faxed signatures will be binding.

Thank you for your attention to this matter.

                                      Very truly yours,


                                      SBA Towers, Inc.

                                      By: /s/ Jeffrey A. Stoops
                                         --------------------------
                                          Names: Jeffrey A. Stoops
                                          Title: Sr. Vice President


                                      SBA Sites. Inc.

                                      By: /s/ Jeffrey A. Stoops
                                         --------------------------
                                         Names: Jeffrey A. Stoops
                                         Title: Sr. Vice President

Acknowledged and Agreed
this 30th day of November, 1998

BELLSOUTH PERSONAL COMMUNICATIONS,
INC.

By: /s/ Stephen A. Brake
   ---------------------------
   Name: Stephen A. Brake
   Title: Vice President - Finance


THE CAROLINAS PARTNERSHIP:

BELLSOUTH CAROLINAS PCS, L.P., by
BELLSOUTH PERSONAL COMMUNICATIONS,
INC., its general partner

By: /s/ Stephen A. Brake
   ---------------------------
   Name: Stephen A. Brake
   Title: Vice President - Finance

                                   EXHIBIT A

                            INITIAL MONTHLY AMOUNT

Year                                    Amount Per Month
----                                    ----------------
1                                       $1,145.00

Thereafter, the Amount Per Month shall be increased 4% annually for the initial Term and any Extension Terms.

                                   EXHIBIT B

                               ADDITIONAL SITES

Region 1

Sorted by General Manager by Commercial Service Date

Cluster                Cluster                                  #
Priority               Location                               Sites
--------               --------                               -----

Ral31                  Hwy [ILLEGIBLE]                              4
Ral37                  Camp LaJeune                                 3
Ral35                  195 Roanoke Rapids to VA                     2
Ral33                  Hwy 15/501 Pittsboro to Sanford              2
Ral30                  Hwy 64 Tarboro to Outer Banks               15
Ral26                  Hwy 24 Fayetteville to Clinton/140           7
Ral25                  I85 Henderson to VA                          2
Ral15                  Hwy 64 Rocky Mount to Tarboro                4
Ral10                  I95 Rocky Mount to Roanoke Rapids            4
                                                                   43

GB9                    Connecting Asheboro to Sier City             4
GB8                    NE Greensboro/Lake Townsend                  1
GB7                    SW Greensboro                                2
GB26                   Danbury                                      1
GB25                   Tobaccoville                                 1
GB24                   Route 62 Connector                           2
GB21                   Route 158 Connector                          2
GB19                   Interstate 77 Connector                      4
GB18                   Route 87                                     2
GB17                   Summerfield and Route 150                    1
GB4                    Boone/Blowing Rock                          12
GB23                   Route 16 Connector                           1
GB13                   Pleasant Garden                              1
GB20                   Route 601 Connector from Yadkinville to      2
                       Mocksville
GB22                   Route 49 Connector to Charlotte              5
                                                                   41

Cha9                   Hwy 24/27 Hwy 601                            7
Cha8                   Belmont Lowell                               1
Cha7                   Weddington Waxhaw                            2
Cha6                   Lincolnton/Hwy. 16/Stanley                   4

Cha31                  Concord hwy. 73                              2
Cha30                  New 321 By-pass                              2
Cha3                   L77 Highway 16                               1
Cha17                  Salisbury/StatesvilleMooresville             7
Cha14                  Monroe to Waxhaw (Hwy.75)                    2
Cha10                  South Lenoir (Bypass area)                   1
Cha35                  Hwy 401 (Bennettsville to BTA 147)           2
Cha34                  Hwy. 220/73 and Hwy.1 Rockingham to          3
                       Candor
Cha32                  Mount Pleasant                               2
Cha29                  Monroe to Concord      (Hwy.200)             4
Cha28                  Rutherfordton to BTA 20                      4
Cha26                  Wadesboro to Albemarle    (Hwy. 52)          4
Cha25                  York to Chester                              2
Cha24                  Mooresville Northeast                        1
Cha23                  Lenoir to Blowing Rock                       5
Cha19                  Taylorsville to Lenoir/Hickory              10
Cha18                  Monroe to Lancaster (Hwy. 200 S)             3
Cha16                  Lancaster, SC to Pageland, SC (Hwy.9)        3
Cha15                  Hwy 49/274 (York, SC to Gaston Co.)          3
                                                                   75

                       Total 1999 Region 1 Sites                  159

     and any additional sites that are approved by SBA Towers, Inc. pursuant to
     Section 3.09 of the Agreement to Build to Suit and to Lease (the "BTS Agreement"), dated October 30, 1998, among BellSouth, for itself, and as general partner of BellSouth Carolinas PCS, L.P., SBA Towers, Inc. and SBA, Inc., and are not otherwise listed on Annex A to the BTS Agreement.

--------------------------------------------------------------------------------

                                                                  EXECUTION COPY

                          AGREEMENT TO BUILD TO SUIT
                                      AND
                                   TO LEASE

                                 By and Among

                   BELLSOUTH PERSONAL COMMUNICATIONS, INC.,
                     for itself, and as general partner of
                        BELLSOUTH CAROLINAS PCS, L.P.,

                               SBA TOWERS, INC.

                                      and

                                   SBA, INC.

                               OCTOBER 30, 1998

--------------------------------------------------------------------------------

                                 (C)BellSouth Personal Communications, Inc. 1998

         RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

                               TABLE OF CONTENTS

ARTICLE 1 ...................................................................  2

   1.01 Definitions .........................................................  2

   1.O2 Use of Words and Phrases ............................................  8

ARTICLE 2 ...................................................................  9

ARTICLE 3 ................................................................... 10

   3.01 Engagement of Vendor ................................................ 10

   3.02 Term ................................................................ 10

   3.03 Time for Commencement and Completion ................................ 10

   3.04 Relationship ........................................................ 11

   3.05 Project Personnel ................................................... 11

   3.06 Familiarity with Project and Sites .................................. 12

   3.07 Quality Standard .................................................... 12

   3.08 Books and Records of Vendor; Right of Inspection by BellSouth ....... 12

   3.09 Expansion in Scope of Project ....................................... 12

   3.10 Available Sites in Event of Condemnation ............................ 13

ARTICLE 4 ................................................................... 14

   4.01 Vendor's Undertakings ............................................... 14

   4.02 Governmental Requirements and Permits................................ 14

ARTICLES 5 .................................................................. 16

   5.01 Development Plan .................................................... 16

   5.02 Due Diligence ....................................................... 17

   5.03 Proposal of Cell Sites .............................................. 17

   5.04 Utilities ........................................................... 17

                                 (C)BellSouth Personal Communications, Inc. 1998

          RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

ARTICLE 6 ................................................................... 18

   6.01 General ............................................................. 18

   6.02 Performance of the Work ............................................. 19

   6.04 Site and Project Schedules .......................................... 19

   6.05 Quality Review ...................................................... 20

   6.06 Compliance with Requirements, Permits, Bonds and
        Insurance during Construction ....................................... 20

   6.07 Work Permits ........................................................ 20

   6.08 Construction ........................................................ 20

   6.09. Project Tools ...................................................... 21

   6.10 Warranty ............................................................ 21

   6.11 Access Inspection ................................................... 21

   6.12 Completion .......................................................... 23

ARTICLE 7 ................................................................... 23

   7.01 Identification of Colocation Sites .................................. 23

   7.02 Other Colocation Services ........................................... 24

ARTICLE 8 ................................................................... 24

   8.01 Site Acquisition .................................................... 24

   8.02 Vendor's Access to Site Prior to Scheduled Commencement Date......... 24

   8.03 Hazardous Waste and Contamination Investigation ..................... 25

   8.04 Geotechnical Subsurface and Soil Investigation ...................... 25

   8.05 Additional Environmental Requirements ............................... 25

ARTICLE 9 ................................................................... 26

   9.02 Assignment to the Bankruptcy Remote Entity .......................... 26

   9.01 Right to Lease ...................................................... 26

   9.03 Recordation of Ground Leases and Site Leases ........................ 26

                                 (C)BellSouth Personal Communications, Inc. 1998

          RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

   9.04 Effect of Master Lease and Site Lease ............................... 26

ARTICLE 10 .................................................................. 27

   10.01 Vendor's Insurance Requirements .................................... 27

   10.02 Evidence of Insurance .............................................. 28

   10.03 Waiver of Subrogation .............................................. 28

ARTICLE 11 .................................................................. 28

   11.01 Liquidated Damages ................................................. 28

   11.02 Indemnity of BellSouth ............................................. 29

   11.03 Relationship to Insurance .......................................... 29

ARTICLE 12 .................................................................. 30

   12.01 BellSouth's Representations and Warranties ......................... 30

   12.02 Vendor's Representations and Warranties ............................ 30

ARTICLE 13 .................................................................. 31

   13.01 Default ............................................................ 31

ARTICLE 14 .................................................................. 34

   14.01 Force Majeure ...................................................... 34

   14.02 Effect of Force Majeure ............................................ 35

ARTICLE 15 .................................................................. 35

   15.01 Obligation to Reconstruct; Use of Insurance Proceeds ............... 35

   15.02 Condemnation of the Tower or Site; Application of Compensation ..... 35

ARTICLE 16 .................................................................. 35

   16.02 Notices ............................................................ 35

   16.03 Assignment; Binding Effect ......................................... 37

   16.04 Authorized Representatives ......................................... 37

                                 (C)BellSouth Personal Communications, Inc. 1998

          RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

16.05 Headings .............................................................. 37

16.06 Annexes and Exhibits .................................................. 37

16.08 Publicity ............................................................. 37

16.09 Severability .......................................................... 37

16.10 Waiver ................................................................ 38

16.11 Rights Cumulative ..................................................... 38

16.12 Time of Essence; Prompt Responses ..................................... 38

16.13 Applicable Law ........................................................ 38

16.14 Dispute Resolution Procedure .......................................... 38

16.15 Entire Agreement ...................................................... 39

16.16 Modifications ......................................................... 39

16.17 Counterparts .......................................................... 40

16.18 No Brokers ............................................................ 40

                         LIST OF ANNEXES AND EXHIBITS

Annex A                         Original Sites; Additional Sites
Annex B                         Scope of Work
Annex C                         Specifications
Annex D                         Vendor Responsibility Matrix
Annex E                         Disaster Recovery Plan
Annex F                         Project Data Requirements
Annex G                         Project Schedule
Annex H                         Authorized Representatives
Annex I                         Colocation Services
Annex J                         Form of Candidate Sheet/NTP
Annex K                         Bankruptcy Remote Entity Requirements
Annex L                         Form of Final Punchlist/Acceptance Confirmation
Annex M                         Form of Certificate of Completion
Annex N                         Form of Site Data Package
Annex O                         Project Dispute Resolution Procedures
Exhibit A                       Form of Master Lease
Exhibit B                       Form of Site Lease
Exhibit C                       Form of Ground Lease

                                 (C)BellSouth Personal Communications, Inc. 1998

          RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

                          AGREEMENT TO BUILD TO SUIT
                                 AND TO LEASE

      THIS AGREEMENT, made and entered into as of this 30 day of October, 1998 by and among BELLSOUTH PERSONAL COMMUNICATIONS, INC. ("BellSouth") for itself, and as general partner of BellSouth Carolinas PCS, L.P., a Delaware limited partnership (the "Carolinas Partnership"), SBA TOWERS, INC., a Florida corporation ("SBA Towers") and SBA, INC., a Florida Corporation ("SBA", and together with SBA Towers, "Vendor"),

                             W I T N E S S E T H:

      WHEREAS, BellSouth desires Vendor to identify potential cell site locations within specified search areas and to cause each such cell site selected by BellSouth to be acquired or leased by Vendor and to be developed, among other things, causing a tower and other improvements to be designed, constructed and installed thereon, for lease to, and use and occupancy by, BellSouth or the Carolinas Partnership; and

      WHEREAS, BellSouth and the Carolinas Partnership also desire to engage Vendor as an independent contractor, upon the terms and conditions set forth herein, to provide, or cause the provision of, among other things, ongoing services related to each such selected cell site and Vendor desires to perform such services for BellSouth; and

      WHEREAS, BellSouth and the Carolinas Partnership and Vendor desire to enter into this Agreement to set forth their respective duties and responsibilities pertaining to such construction; and

      WHEREAS, the parties acknowledge and agree that in order to implement such construction and installation, SBA Towers shall acquire either fee simple title to, or a leasehold interest in each cell site by executing a ground lease for such site and SBA shall perform any Services (as defined in Section 1.01) related to each site, including, without limitation, development of such site, construction and installation of a tower and improvements on such site and any other Services to be provided by Vendor under this Agreement; and

      WHEREAS, contemporaneously with the execution of this Agreement, the parties and the Bankruptcy Remote Entity (as defined in Section 1.01) have executed a Master Lease (as defined in Section 9.01), pursuant to which the Bankruptcy Remote Entity will lease each such selected cell site and the tower and other improvements thereon to BellSouth or the Carolinas Partnership, on terms and conditions set forth in the Master Lease and the Site Lease (as defined in Section 1.01) for such cell site;

                                 (C)BellSouth Personal Communications, Inc. 1998

         RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

      NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                  ARTICLES 1

                                  DEFINITIONS

      1.01 Definitions. (a) The following capitalized terms shall have the following respective meanings for purposes of this Agreement:

      "Additional Sites" has the meaning ascribed to such term in Section 3.09.

      "Acquisition" means the acquisition by Vendor of fee simple title to or a leasehold interest in each Site, all investigations, examinations, tests and inspections, and other due diligence activities incidental thereto, and all legal activities incident thereto.

      "Acquisition Date" means, with respect to a Site, the date on which SBA Towers acquires either fee simple title to or a leasehold interest in such Site.

      "Affiliate" means with respect to either party, any individual or firm, corporation, partnership, association, trust or other entity which, whether directly or indirectly, Controls, is Controlled by, or is under common Control with the subject party.

      "Agreement" means this Agreement, including any Annexes, Exhibits and any amendments hereto or thereto.

      "Anchor Tenant" has the meaning ascribed to such term in the Master Lease.

      "Bankruptcy Remote Entity" means a bankruptcy-remote, 100%-owned subsidiary of SBA Towers, formed and structured by SBA Towers in compliance with the requirements set forth in Annex K and engaged exclusively in the business of owning (through fee simple title or a leasehold interest), operating and managing Sites and Improvements thereon and leasing such Sites and Improvements to BellSouth or the Carolinas Partnership and Other Tenants pursuant to the terms of the Master Lease and the applicable Site Leases.

      "BellSouth Indemnitee" means BellSouth, the Carolinas Partnership, their respective Affiliates, and the respective directors, officers, employees, agents, contractors, subcontractors, advisors and consultants of BellSouth, the Carolinas Partnership and their respective Affiliates.

      "BellSouth's Improvements" has the meaning ascribed to the term "Anchor Tenant's Improvements" in the Master Lease.

                                 (C)BellSouth Personal Communications, Inc. 1998

                                       2

         RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close in Atlanta, Georgia.

      "Change of Control" has the meaning ascribed to such term in the Master Lease.

      "Claim" has the meaning ascribed to such term in Section 11.02.

      "Cluster" means a cluster, string or other group of Sites and identified as such in Annex A.

      "Cluster Completion Date" means, as to any Cluster, the first date as of which all Sites in such Cluster are Completed, other than Sites in such Cluster as to which an Excusable Delay has occurred.

      "Colocation Services" shall mean the services to be performed by Vendor for BellSouth as described in Annex I.

      "Completion," "Complete" or "Completed" means or refers to (i) Vendor's receipt of all FAA and zoning approvals and other Permits in accordance with all Governmental Requirements, (ii) Vendor's completion of all items of construction in accordance with the Specifications and the requirements of all Governmental Authorities applicable to Vendor or the Improvements so that BellSouth can use the Tower and Improvements for the Intended Use without interference in BellSouth's conduct of its ordinary business activities, except for customary punch list items relating to minor nonconformities with the Specifications, the failure of any one or more of which to remedy would not have an adverse impact on the Intended Use, and any other defects or other items that BellSouth has waived in writing; (iii) Vendor's securing a certificate of occupancy or any other final municipal approval from the applicable Governmental Authority, if applicable; (iv) the issuance by BellSouth of the Completion Certificate in accordance with Section 6.12; (v) BellSouth, its employees, agents and invitees, have ready access to the areas around the Tower and Improvements; (vi) all the fixtures and equipment to be installed by Vendor are installed and in good operating order; (vii) the Tower and the Improvements are ready for the installation of BellSouth's Improvements; and (viii) the Site is broom clean.

      "Completion Certificate" means the certificate of completion issued by BellSouth with respect to each Site to the effect that the Work is Completed, which certificate shall be issued in accordance with Section 6.12 and Annex M attached hereto.

      "Completion Date" means the date on which the Tower and Improvements are Completed with respect to each Site, pursuant to the Project Schedule and the applicable Site Schedule.

                                 (C)BellSouth Personal Communications, Inc. 1998

                                       3

         RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

      "Control" means the ownership, directly or indirectly, of sufficient voting shares of an entity, or otherwise the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, or the power to veto major policy decisions of any such entity, whether through the ownership of voting securities, by contract or otherwise.

      "Development of Site" means and includes with respect to each Site (i) preparation of the Site Schedule for the Site, (ii) the Acquisition of the Site,
(iii) the performance of the Work on the Site, and (iv) the Completion of the Site.

      "Effective Date" means the date first above written, being the date on which the parties have executed and delivered this Agreement.

      "Environmental Assessment" means the "Phase I" environmental assessment of each Site, performed in accordance with the American Society for Testing and Materials (ASTM) Standard E1527-97, Standard Practice for Environmental Site
Assessment: Phase I Environmental Site Process, and such further investigations as are reasonably indicated by the results thereof, to be obtained by Vendor pursuant to Section 8.03 hereof.

      "Environment, Health and Safety Requirements" means all of the terms and conditions of all permits, licenses and other authorizations which are required under, and all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in all federal, state and local laws (including rules, regulations, codes, judgments, orders, decrees, stipulations, injunctions and demand letters issued, entered, promulgated or approved thereunder) relating to public health and safety, worker health and safety or pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

      "Excusable Delay" means as to any Site, (i) a Force Majeure event as to such Site, (ii) an extension or adjustment of the Site Schedule, the Project Schedule, the Scheduled Commencement Date or the Project Completion Date, each only as they apply to the affected Site, as provided for and expressly permitted under the terms of this Agreement, including without limitation, Section 4.02 and (iii) the period of time Vendor is waiting for BellSouth to give an approval under this Agreement or take an action under this Agreement, in respect of any Site, in excess of any time period specifically designated by this Agreement for such approval or action, provided that Vendor has performed any and all obligations hereunder required to have been performed in respect of such Site as of such time.

      "FAA" means the Federal Aviation Administration.

      "FCC" means the Federal Communications Commission.

                                 (C)BellSouth Personal Communications, Inc. 1998

                                       4

         RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

      "Force Majeure" means those events constituting excuse from timely performance by Vendor of any duty or obligation hereunder to which it is subject, as such events are described in Article 14 hereof.

      "Governmental Authority" means any federal, state, county or municipal governmental authority, including all executive, legislative, judicial and administrative bodies thereof.

      "Governmental Requirements" means (i) all federal, state and local laws, ordinances, and regulations and all orders and decrees of bodies or all Governmental Authorities, which in any manner affect the Services provided under this Agreement, Vendor's performance of its obligations hereunder or the ownership, use or operation of the Sites, and (ii) all Environment, Health and Safety Requirements.

      "Ground Lease" means a ground lease of a Site entered into by SBA Towers and assigned to the Bankruptcy Remote Entity, substantially in the form of Exhibit C.

      "Hazardous Materials" means any hazardous or toxic substance, material, pollutant, contaminant or waste, including, without limitation, any material or substance which is (i) petroleum or a petroleum derivative, a battery or a liquid solvent or a similar chemical, (ii) asbestos or an asbestos-containing material, (iii) radioactive material or waste, (iv) a polychlorinated biphenyl
(PCB), (v) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. ss.. 1321), (vi) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act (42 U.S.C. ss. 6903), or determined to be a "hazardous waste" under applicable federal or state law, (vii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601), (viii) regulated under the Toxic Substances Control Act (15 U.S.C ss. 2601, et seq.), or (ix) any other substance or material similarly classified by any other federal, state or local statute or ordinance or by any rule or regulation promulgated or adopted pursuant thereto, whether now existing or hereinafter enacted.

      "Improvements" means with respect to each Site, (i) a concrete equipment pad or raised platform capable of accommodating exterior cabinets, electrical service and access for the placement and servicing of BellSouth's Improvements,
(ii) a grounding ring, (iii) fencing, (iv) signage, (v) connections for service in accordance with Section 5.04 and (vi) hardware constituting a tower platform to hold BellSouth's Improvements, as more particularly described in Annex C. Improvements shall not include the BellSouth Improvements or equipment for Other Tenants.

      "Inspections" has the meaning ascribed to such term in Section 8.02.

      "Intended Use" has the meaning ascribed to such term in the Master Lease.

                                 (C)BellSouth Personal Communications, Inc. 1998

                                       5

         RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

      "Liens" has the meaning ascribed to such term in the Master Lease.

      "Liquidated Damages" has the meaning ascribed to such term in Section
11.01.

      "Master Lease" means the Master Lease of even date herewith among BellSouth, Vendor and the Bankruptcy Remote Entity.

      "Material Adverse Effect" means a material adverse effect on (i) Vendor's ability to perform its obligations hereunder, including without limitation construction of the Improvements in accordance with the terms hereof, (ii) the Improvements or the compliance thereof with the Specifications or (iii) the Intended Use.

      "Notice to Proceed" means a Notice to Proceed, substantially in the form of the Notice to Proceed included in Annex J, given by BellSouth to Vendor pursuant to Section 5.03.

      "Original Sites" means those potential cell site locations, as set forth in Part I of Annex A, which BellSouth approves to be Sites, pursuant to Section
5.03 hereunder.

      "Other Tenants" means, as to any Site, any Person other than an Anchor Tenant, which leases ground space and/or Tower space on such Site from Vendor.

      "Permits" means any and all certificates, licenses, permits, authorizations, consents, special use permits and other approvals by the applicable Governmental Authorities having jurisdiction in such matters required to be obtained, issued, granted or received for the performance of the Work and Completion or the Intended Use (other than as to installation of BellSouth's Improvements), including without limitation any and all Permits to be issued by all Governmental Authorities that are required for the construction of the Tower and Improvements related thereto.

      "Permitted Liens" has the meaning ascribed to such term in the Master
Lease.

      "Person" means any individual, firm, corporation, partnership, limited liability company, trust, unincorporated business association or Governmental Authority.

      "Potential Colocation Sites" has the meaning ascribed to such term in
Section 7.01.

      "Premises" has the meaning ascribed to such term in Section 9.02.

      "Project" means Vendor's Acquisition of all the Sites and performance of the Work to be performed on all Sites and its other obligations set forth herein, as more particularly described in this Agreement, including the Annexes, subject to expansion pursuant to Section 3.09.

                                 (C)BellSouth Personal Communications, Inc. 1998

                                       6

         RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

      "Project Completion Date" means December 31, 1998, subject to extension as to Additional Sites pursuant to Section 3.09 and for Excusable Delays as to specific Sites pursuant to Section 6.04(b).

      "Project Schedule" means a timetable for the Project consisting of all material components and events for the Completion of the Project, and the time periods necessary for the various aspects thereof, including revisions and adjustments thereto provided for and expressly permitted by the terms of this Agreement, including for Excusable Delays as to specific Sites pursuant to
Section 6.04(b), as set forth in Annex G.

      "Rent" has the meaning ascribed to such term in the Master Lease.

      "Scheduled Commencement Date" means, with respect to each Site, the date on which the Work on such Site is scheduled to commence, as set forth in the applicable Notice to Proceed, subject to revisions and adjustments pursuant to
Section 6.04(b) for Excusable Delays or pursuant to Section 5.03.

      "Services" means all services required to be performed or procured by Vendor pursuant to the terms and conditions of this Agreement, including, without limitation, (i) provision of cell site searching services in search areas designated by BellSouth; (ii) identification of potential new locations for Sites within each designated search area and presentation of such preliminary identified potential Sites to BellSouth for final selection; (iii) acquisition by Vendor of rights to the Sites by either entering into a Ground Lease or acquisition of fee simple title to each Site in accordance with the Master Lease, (iv) construction and installation of a Tower and Improvements on each of the Sites, and (v) Colocation Services; all as more particularly described in this Agreement, including the Annexes.

      "Site" means any Original Site that becomes part of the Project pursuant to Section 5.03 or any Additional Site that becomes part of the Project pursuant to Sections 3.09 and 5.03.

      "Site Lease" means as to any Site, the lease or sublease, in the form of Exhibit B, pursuant to which the Bankruptcy Remote Entity leases or subleases space on the Site to BellSouth or the Carolinas Partnership, in accordance with the Master Lease.

      "Site Schedule" means a timetable prepared by Vendor and approved in writing by BellSouth with respect to each Site that graphically describes the time periods and completion dates for each of the activities necessary to complete the Work with respect to such Site and the other Sites in the applicable Cluster, consistent with Annex G, subject to revisions or adjustments for an Excusable Delay respecting such Site pursuant to Section 6.04(b).

      "Specifications" means the drawings and technical specifications for the Towers and Improvements, as set forth in Annex C.

                                 (C)BellSouth Personal Communications, Inc. 1998

                                       7

         RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

      "Tax Code" means the Internal Revenue Code of 1986, as amended, and any regulations and rulings thereunder.

      "Tower" means a radio tower structure constructed and installed by Vendor pursuant to this Agreement.

      "Vendor Indemnitees" means SBA Towers and SBA, their respective Affiliates, and the respective directors, officers, employees, agents, contractors, subcontractors, advisors and consultants of SBA Towers and SBA and their respective Affiliates.

      "Work" means SBA's construction and installation of the Tower and Improvements in accordance with the Specifications, and includes labor necessary to Complete such construction and installation, and materials and equipment for such construction and installation, as required by this Agreement, to be furnished by Vendor or any subcontractor, for the construction and installation of the Tower.

            (b) Any other capitalized terms used in this Agreement shall have the respective meanings given to them elsewhere in this Agreement.

      1.02 Use of Words and Phrases. (a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, the singular shall include the plural as well as the singular number. "Herein," "hereby," "hereunder," "hereof," "herein before," "hereinafter," and other equivalent words refer to this Agreement and not solely to the particular portion thereof in which any such word is used.

            (b) Whenever in this Agreement either of the words "day" or "days" is used it means a calendar day unless specifically stated to be a Business Day.

            (c) BellSouth and Vendor agree that any defined term used herein constituting a document, instrument, drawing, survey, map, plan, technical description or other writing, and any other reference herein to a writing, shall include originals of such writing and any and all amendments, supplements, modifications, renewals, extensions, restatements or replacements of or to the same from time to time.

                                 (C)BellSouth Personal Communications, Inc. 1998

                                       8

         RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

                                   ARTICLE 2

                              AGREEMENT DOCUMENTS

      This Agreement shall consist of the following documents, as amended from time to time as provided herein:

                  (a)   this Agreement document;

                  (b) the following Annexes, which are incorporated herein by this reference:

                        Annex A         Original Sites; Additional Sites
                        Annex B         Scope of Work
                        Annex C         Specifications
                        Annex D         Vendor Responsibility Matrix
                        Annex E         Disaster Recovery Plan
                        Annex F         Project Data Requirements
                        Annex G         Project Schedule
                        Annex H         Authorized Representatives
                        Annex I         Colocation Services
                        Annex J         Form of Candidate Sheet/NTP
                        Annex K         Bankruptcy Remote Entity Requirements
                        Annex L         Form of Final Punchlist/Acceptance
                                        Confirmation
                        Annex M         Form of Certificate of Completion
                        Annex N         Form of Site Data Package
                        Annex 0         Project Dispute Resolution Procedures

                  (c) the following Exhibits, which are incorporated herein by this reference:

                        Exhibit A       Form of Master Lease
                        Exhibit B       Form of Site Lease
                        Exhibit C       Form of Ground Lease; and

                  (d) such additional documents as are incorporated by reference.

If any of the foregoing are inconsistent, this Agreement shall prevail over Annexes, Exhibits and additional incorporated documents.

                                 (C)BellSouth Personal Communications, Inc. 1998

                                       9

         RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

                                   ARTICLE 3

                    SCOPE OF WORK; NATURE OF THE ENGAGEMENT

      3.01 Engagement of Vendor. (a) Subject to the provisions of Article 9, BellSouth hereby engages Vendor to acquire the Sites, construct and install the Towers and Improvements thereon, and perform the Services in connection with each Site, all as required by this Agreement. Vendor hereby accepts such engagement in accordance with the terms and conditions of this Agreement. Vendor shall construct Sites in Clusters according to the applicable Site Schedule and applicable Project Schedule. Vendor shall perform and be responsible for all responsibilities assigned to Vendor in the Vendor Responsibility Matrix attached as Annex D.

            (b) Except as set forth in the following sentence and in Article 7, Vendor's entire compensation for the Project or any part thereof will be derived solely from the payments of rent by BellSouth for each Site, pursuant to the terms of the Master Lease and the applicable Site Lease. In the event that BellSouth withdraws a Site from this Agreement for any reason except in connection with Section 4.02(e) or 13.05(a), BellSouth shall pay Vendor for all of Vendor's reasonable out-of-pocket costs directly incurred, to the date of withdrawal, in connection with such Site ("Withdrawal Costs"), including, without limitation, reasonable third party vendor costs plus a fee to cover overhead and employee time equal to ten percent (10%) of the amount of any Withdrawal Costs; provided that Vendor has provided BellSouth with substantiation of such Withdrawal Costs in reasonable detail.

      3.02 Term. (a) The term of this Agreement shall commence on the Effective Date, and shall continue until the Project Completion Date, unless sooner terminated as provided herein; provided that if the Project has not been Completed as of that date, BellSouth, in its sole discretion, may extend the term hereof as to all or any of the Sites that have not been Completed, until the Completion thereof.

            (b) Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that, upon Completion of any Site and the execution of a Site Lease therefor, those provisions of this Agreement which survive the expiration or termination hereof, Article 9, Annex D, the Master Lease, the applicable Site Lease and related documents shall govern the respective rights and obligations of the parties with respect to each such Site.

      3.03 Time for Commencement and Completion. Vendor and BellSouth acknowledge that the time for Scheduled Commencement Date and Completion of the Project will be determined by the Project Schedule. Vendor's unexcused failure to Complete any Site in accordance therewith or to Complete the Project by the Project Completion Date, as the case may be, shall subject Vendor to the Liquidated Damages pursuant to Section 11.01.

                                 (C)BellSouth Personal Communications, Inc. 1998

                                      10

         RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

     3.04 Relationship. Vendor agrees to furnish its best skill and judgment in performing its obligations hereunder, and the parties agree to cooperate with each other in Completing the Project in accordance with this Agreement. BellSouth and Vendor, in the performance of this Agreement, will be acting in their respective individual capacities and not as employees, partners, joint venturers, agents or associates of one another. In the performance of this Agreement, Vendor is, and shall at all times during the term of this Agreement be, an independent contractor. Nothing contained in this Agreement creates the relationship of a joint venture, partnership, association or agency between the parties. No party shall have any authority to bind or otherwise obligate the other. Persons retained by either party as employees or agents shall not, solely by reason thereof, be deemed to be employees or agents of the other party.

     3.05 Project Personnel. (a) Vendor shall, at its own cost and expense, employ only personnel Vendor believes to be competent and able for the performance of Vendor's obligations under this Agreement, and Vendor shall require all contractors and subcontractors engaged in the performance of Work or otherwise engaged in the Project to be properly licensed and legally qualified to construct the Towers and Improvements and complete the Work on each Site. Vendor shall, at all times during the term of this Agreement, keep a sufficient number of qualified personnel to the extent required to Complete the Project by the Project Completion Date pursuant to the Site Schedules and Project Schedule. Subject to Section 3.05(d), Vendor shall have exclusive control of and direction over the Persons engaged in the performance of Vendor's obligations under this Agreement.

           (b) If reasonably requested by BellSouth, Vendor shall make available additional suitable experts in the areas of engineering, design, construction, installation, management, performance enhancement and other operational specialties applicable to the Project.

           (c) Vendor and BellSouth will each be solely responsible for the actions and conduct of all its employees, agents, consultants, advisors, contractors and subcontractors. Vendor and BellSouth will each ensure that anything related to its employees, agents, consultants, advisors, contractors or subcontractors shall be in strict compliance with Governmental Requirements, except for noncompliances which would not have a Material Adverse Effect.

           (d) BellSouth reserves the right to require from Vendor the immediate removal from or to exclude any Person or entity employed by or working for Vendor from any Site, in BellSouth's judgment, but only if the exercise thereof is a commercially reasonable procedure under the circumstances, who in BellSouth's opinion (i) engages in any misconduct, (ii) is incompetant or (iii) is negligent in the performance of its, his or her duties. Vendor shall be responsible for any additional labor costs arising in connection with the removal requested pursuant to this Section 3.05(d).

                                 (C)BellSouth Personal Communications, Inc. 1998

                                      11

          RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

           (e) Vendor hereby assigns to the Project the key managers and personnel ("Key Employees") listed in Annex D. Unless BellSouth otherwise consents in writing, (i) each Key Employee shall devote his or her full time and attention to the Project and the duties associated with the positions set forth opposite their respective names in Annex D, except that BellSouth acknowledges and agrees that Neil Wiser, as General Manager of Vendor's Mid-Atlantic Region, will devote time and attention to matters not related to the Project, and (ii) Vendor shall not remove any Key Employee from any such position or reassign any such Key Employee, either within the Project or to another project, without the prior written consent of BellSouth, such consent not to be unreasonably withheld.

     3.06 Familiarity with Project and Sites. Vendor represents and warrants that Vendor is familiar with the Project and Specifications applicable to the Towers and Improvements, has visited and examined, or will visit and examine, each Site and the surrounding locale, and knows or will know the working conditions in and around each Site.

     3.07 Quality Standard. Vendor agrees to perform its obligations and furnish its Services hereunder properly, diligently, and in good faith, in accordance with the standards of its profession, and in accordance with all applicable Governmental Requirements. Vendor shall implement quality control procedures sufficient to ensure compliance with the Specifications, including without limitation, procedures set forth in Annex C and shall otherwise maintain quality standards for the Services at least equal to the normal quality standards applied by Vendor prior to the date of this Agreement.

     3.08 Books and Records of Vendor; Right of Inspection by BellSouth. Vendor shall keep such accounts as may be necessary for its proper financial management of the Project under this Agreement. The system of accounting employed by Vendor shall be such as is reasonably satisfactory to BellSouth. BellSouth shall be afforded access to all of Vendor's records, books, correspondence, instructions, drawings, plans, blueprints, specifications, receipts, vouchers, memoranda and similar data relating to the Project and this Agreement to the extent relating to BellSouth's Intended Use, Vendor's compliance with the terms hereof, the structural integrity of the Improvements, or if BellSouth otherwise provides reasonable justification therefor, except for privileged documents or where disclosure is prohibited by law. Such books and records shall be open for inspection and copying upon reasonable written notice by BellSouth, at its cost, and its authorized representatives at reasonable hours at Vendor's principal office and shall be retained by Vendor for a period of three (3) years after the expiration of the Master Lease.

     3.09 Expansion in Scope of Project. BellSouth will have the right and option, exercisable in its sole discretion, to cause the Sites in the Project to include up to 238 additional cell sites not included in the Original Sites, if such cell sites are set forth in Part II of Annex A or are otherwise agreed to by Vendor in accordance with this Section 3.09 (the "Additional Sites"), on the same terms and conditions as are applicable to the Original Sites, by giving Vendor written notice to such effect from time to time; provided however, that Vendor shall not (i) be

                                 (C)BellSouth Personal Communications, Inc. 1998

                                       12

          RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

obligated to accept any Additional Site listed as a part of Region One on Part II of Annex A (the "Rejected Additional Site"), and (ii) be obligated to perform any Services with respect to such Rejected Additional Site. Such notice shall specify those potential cell sites which, upon BellSouth's selection pursuant to
Section 5.03, would constitute Additional Sites for purposes of this Agreement. If the sites are not set forth in Part II of Annex A, Vendor shall have thirty
(30) days from receipt of such written notice to provide a written approval or rejection of such sites. Vendor's failure to respond within such thirty (30) day period as to any such sites shall be deemed a rejection by Vendor of such sites. If Vendor rejects any such sites or is deemed to have rejected any such sites, such sites shall not be Additional Sites and shall not be part of the Project. Upon BellSouth's giving of such written notice, Vendor shall extend the performance of its obligations hereunder to any sites that become the Additional Sites. The parties shall adopt a Project Schedule as to such Additional Sites, so as to facilitate Completion of all Additional Sites, without affecting the Project Schedule as to the Original Sites. Vendor acknowledges and agrees that if it constructs a tower and improvements similar to Towers and Improvements hereunder on any site, after Vendor has received notice that such Site is in a search area designated by BellSouth on any site, prior to an election by BellSouth pursuant to this Section 3.09 for Vendor to include such site in the Project, such site shall, at BellSouth's election, be subject to the terms of this Agreement for all purposes. If BellSouth makes any such election as to any such site, Vendor shall make such site available to BellSouth as though it were an Additional Site, on the same terms and conditions as are set forth herein and in the Master Lease, it being understood and agreed that BellSouth or other Anchor Tenant shall be the anchor tenant of such site, notwithstanding any agreement Vendor may have entered into with any Other Tenant. Vendor shall cause any such tower and improvements to comply with all the requirements hereunder for Towers and Improvements.

     3.10 Available Sites in Event of Condemnation. If, prior to the execution of a Site Lease for a Site, any condemnation occurs as to any Site as contemplated by Section 20(b) of the Master Lease, Vendor shall, at the request of BellSouth or the applicable Anchor Tenant, perform all its obligations hereunder in respect of a replacement site for such condemned Site, satisfactory to BellSouth, as if such replacement site were an Original Site hereunder, including without limitation the proposal of potential cell site locations pursuant to Section 5.03, the construction of a Tower and Improvements on any selected Site pursuant to and in accordance with Article 6 and the leasing of such Site to the applicable Anchor Tenant pursuant to the Master Lease and a Site Lease, provided that the monthly rent payable in respect of such replacement Site shall be the monthly Rent that would have been payable in respect of the replaced Site. The Site Schedule, Scheduled Commencement Date and Scheduled Completion Date for any such replacement site shall be determined by Vendor and BellSouth consistently with the construction schedules set forth in this Agreement. This Agreement shall survive the completion of the Project indefinitely to the extent necessary to give effect to this Section 3.10.

                                 (C)BellSouth Personal Communications, Inc. 1998

                                       13

          RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

                                   ARTICLE 4

                             VENDOR'S UNDERTAKINGS

     4.01 Vendor's Undertakings. (a) Commencing on the Effective Date of this Agreement, Vendor agrees to furnish the Services, for and on behalf of BellSouth and to perform such Services in an expeditious manner consistent with the interests of BellSouth. In the performance of the Services hereunder, Vendor shall furnish its best skill and judgment (i) in accordance with the standards established by the industry, (ii) consistent with good development and construction practices and efficient business practices, (iii) utilizing skill and judgment available throughout its organization in the performance of this Agreement to provide its professional knowledge, ideas, experience and abilities relating to the design, scheduling, development and construction of the Towers and Improvements, and (iv) in a competent, professional and efficient manner.

           (b) Vendor shall promptly notify BellSouth in writing of any part of the Project that does not comply with any Governmental Requirements to the extent Vendor is or becomes aware of such noncompliance and such noncompliance has had or is reasonably likely to have a Material Adverse Effect.

           (c) In addition to the Services described in this Agreement, including without limitation the Vendor Responsibility Matrix, Vendor shall have such other duties and responsibilities reasonably and customarily required for developments similar to the Development of each Site and the Project in its entirety as may be required or necessary from time to time during the design, development, construction, equipping and Completion of the Project, which other duties and responsibilities shall be deemed to be Services hereunder; provided, however, that BellSouth shall not incur any costs or expenses for or in connection with any such Services.

     4.02 Governmental Requirements and Permits. (a) Vendor shall obtain, or cause to be obtained, the consent or approval of all Governmental Authorities, and all Permits necessary for the Development of each Site and the Project. Vendor shall advise BellSouth in writing of any potential significant adverse issues or problems, including without limitation any delays (i) that could adversely affect the applicable Scheduled Commencement Date, Site Schedule or the Project Schedule, or Vendor's ability to meet the Project Completion Date, or (ii) of the type of which the Project Manager would, in accordance with good industry practices, customarily receive notice, in connection with obtaining any approvals from any Governmental Authority.

           (b) Except where prohibited by applicable laws, Vendor shall be the applicant for any and all necessary Permits. Vendor shall coordinate and manage all professional and technical services required in connection with the preparation and filing of applications for and obtaining all Permits. Vendor shall be responsible for diligently preparing and filing all applications for, and pursuing and obtaining, the Permits.

                                 (C)BellSouth Personal Communications, Inc. 1998

                                       14

          RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

           (c) At BellSouth's option, BellSouth may assist Vendor in securing the Permits. BellSouth may elect, in its sole discretion, to join Vendor as co-applicant for any of the Permits, provided, however, that absent such election, Vendor shall not use BellSouth's name or any variation thereof in any such Permit or application therefor. Without BellSouth's prior written approval, Vendor shall not disclose to any Governmental Authority that BellSouth is involved in or has any relationship to any Site or the Project. In the event that Vendor believes in good faith that disclosing BellSouth's relationship to any Site is required by applicable law, Vendor shall provide BellSouth with written notice setting forth such belief and requesting BellSouth's approval of such disclosure to any Governmental Authority specified therein, and BellSouth shall provide Vendor with its approval or disapproval of such disclosure within five (5) Business Days of BellSouth's receipt of Vendor's notice. If BellSouth fails to respond within such five (5) Business Day period, BellSouth will be deemed to have rejected Vendor's request. In such event or if BellSouth provides its disapproval within such five (5) Business Day period, Vendor shall be prohibited from disclosing BellSouth's relationship to such Site or the Project to any Governmental Authority, provided, however, that the Scheduled Commencement Date, the Project Completion Date, the Site Schedule and the Project Schedule, in each case only with respect to the applicable Site, shall be adjusted by Vendor and BellSouth to the extent of any delays caused by the failure of BellSouth to permit such disclosure.

           (d) Vendor shall use its best efforts to obtain any Permits necessary to commence construction of the Towers and the Improvements on or before the Scheduled Commencement Date with respect to each Site, including without limitation the approval of any necessary rezoning of such Site, grant of any variance, vacating of any right-of-way, issuance of any order or other action that may be necessary, or approve any other land use approval necessary, to commence construction of the Tower and Improvements on such Site. If, despite such efforts, any Permits required to be obtained before commencement of construction have not been obtained or could not have been obtained as of the Scheduled Commencement Date, then Vendor shall continue to exercise its best efforts to obtain any such Permits as promptly as possible, and the Scheduled Commencement Date, the Site Schedule, the Project Schedule and the Project Completion Date, in each case as it applies to such Site, shall be adjusted by Vendor and BellSouth, as may be commercially reasonable to reflect any additional time period necessary for obtaining such Permits, and such additional time shall be deemed to be an Excusable Delay. Notwithstanding the foregoing, if
(i) Vendor (x) fails to obtain any such Permits within six (6) months after the applicable Scheduled Commencement Date without giving effect to any adjustment or (y) spends more than $25,000 in costs, fees and expenses (including reasonable attorneys' fees and expenses) in pursuing Permits for any Site, and
(ii) BellSouth has not exercised its rights under Section 4.02(e), then Vendor will have the right to cease using its best efforts to obtain such Permits, exercisable by giving BellSouth written notice thereof. Not later than ten (10) days after receiving such notice, BellSouth shall give Vendor notice of its election of a right under clause (i), (ii) or (iii) of Section 4.02(e) in respect of such Site. If BellSouth fails to give notice as to any such election, such Site shall be deemed to be

                                 (C)BellSouth Personal Communications, Inc. 1998

                                      15

          RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

rejected by BellSouth pursuant to Section 4.02(e)(iii), and Vendor shall propose to BellSouth an alternative cell site pursuant to Section 5.03.

           (e) If Vendor has not obtained any Permit required for the Construction of the Tower or any Site and Improvements or Intended Use thereof (other than as to installation of BellSouth's Improvements), by the applicable Scheduled Commencement Date, then, at any time after such Scheduled Commencement Date, BellSouth's sole remedy shall be, at BellSouth's sole option, to (i) assume responsibility for obtaining such Permit by written notice to Vendor, and Vendor shall reimburse BellSouth for any costs, fees, or expenses (including reasonable attorneys' fees and expenses) incurred in pursuing and obtaining such Permit, to the extent such costs and expenses (including amounts spent by Vendor in pursuing Permits for such Site) do not exceed $25,000; provided that any costs, fees and expenses in excess of $25,000 may be incurred upon mutual agreement of the parties, in which case BellSouth and Vendor shall each pay 50% of such excess, (ii) reject the Site at no cost or expense to BellSouth, whereupon such Site shall no longer be a part of the Project or (iii) reject the Site and cause Vendor to propose additional potential cell sites as alternatives, in accordance with Section 5.03.

           (f) Vendor shall comply with all Governmental Requirements in performing its obligations under this Agreement, the Master Lease and each Site Lease, except where the failure to comply could not have a Material Adverse Effect. Vendor shall indemnify, and hold harmless, each BellSouth Indemnitee from and against any Claims (including without limitation any fine, penalty or damage) arising out of Vendor's failure to comply with any Governmental Requirements including, without limitation, zoning laws and FAA regulations, unless such failure arises from BellSouth's willful or negligent conduct.

           (g) In the event that (i) BellSouth elects to exercise its rights under Section 4.02(e)(i) or (iii) above, or (ii) any Site is deemed to be rejected by BellSouth pursuant to the last sentence of Section 4.02(d), the Scheduled Commencement Date, the Site Schedule, the Project Schedule and the Project Completion Date, in each case as it applies to such Site, shall be adjusted by Vendor and BellSouth, as may be commercially reasonable to reflect any additional time period necessary for obtaining Permits or acquisition of a new Site.

                                   ARTICLE 5

                            PRE-CONSTRUCTION PHASE

     5.01 Development Plan. Vendor shall prepare a plan for the Development of each Site which shall include, but not be limited to, the provision of searching services in the designated search areas listed in Annex A, identification of three (3) potential cell site locations within each designated search area and a schedule for presenting such candidate cell sites to BellSouth for final selection of cell site locations in accordance with Section 5.03, the facilitation of the Acquisition of such Site for the Project, the Acquisition, design services, development plan and coordination of construction activities. Each such plan for a Site shall be

                                 (C)BellSouth Personal Communications, Inc. 1998

                                      16

          RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

(i) reflected in the implementation of the Project Schedule for such Site, (ii) coordinated with the implementation of the Project Schedule for the other Sites in its Cluster and (iii) consistent with the Project Schedule.

     5.02 Due Diligence. Vendor shall, through one or more qualified consultants: (i) compile and review all existing data with respect to each Site from a seller or lessor of such Site and any and all Governmental Authorities having jurisdiction thereof, and any other Persons who may have relevant information necessary to develop each Site; (ii) cause to be performed any and all analyses, examinations, investigations, tests and inspections of each Site, including, but not limited to, environmental studies, surveys, geo-technical studies, soil borings and the like and cause to be accurately completed and returned to BellSouth with respect to each Site, the Site Data Package attached hereto as Annex N; (iii) make, or cause to be made, inquiries of all Governmental Authorities and Persons who will furnish electric power, telephone service or any other utility to each Site as to any matters which may affect or be necessary to the Development of each Site; (iv) determine all Governmental Requirements necessary for the Development of each Site, including, but not limited to, the Tower and Improvements, zoning laws or regulations. Vendor shall perform or supervise the activities described in items (i) through (iv) above, and, upon BellSouth's request, shall deliver to BellSouth copies of written reports, memoranda or material correspondence prepared for Vendor with respect to the foregoing.

     5.03 Proposal of Cell Sites. Subject to Section 5.01, from time to time Vendor shall propose to BellSouth three (3) potential cell site locations for a Site within each search area set forth in Annex A, in accordance with the Project Schedule, unless Vendor can demonstrate to BellSouth's reasonable satisfaction that three (3) such potential sites do not exist in such area, gives BellSouth an officer's certificate to such effect, duly executed by an authorized officer of Vendor, and proposes as many potential cell site locations as comply with the requirements of the next succeeding sentence. Vendor shall not propose any such potential cell site unless it reasonably believes that such site meets the requirements of this Agreement for a Site in all material respects. If none of the sites proposed by Vendor for any search area meets such requirements, Vendor shall continue proposing additional potential cell sites, until one becomes a Site hereunder, unless Vendor can demonstrate to BellSouth's reasonable satisfaction that no such site is available and gives BellSouth an officer's certificate to such effect, duly executed by an authorized officer of Vendor. Not later than five (5) Business Days after receipt of any such proposal as to any potential cell site, BellSouth shall notify Vendor as to which (if any) of such proposed cell sites it views in its judgment as acceptable, whereupon such cell sites shall become Sites for all purposes of this Agreement. BellSouth's selection of any proposed cell site as a Site shall not relieve or release Vendor from performing any of its obligations hereunder in respect of such Site, or otherwise affect any of Vendor's obligations hereunder. Promptly following BellSouth's selection of any such Site, BellSouth shall deliver to Vendor a Notice to Proceed for such Site.

     5.04 Utilities. Vendor shall negotiate with the electric utility company servicing each Site a plan for the provision of service to such Site required for the Intended Use of the Site.

                                 (C)BellSouth Personal Communications, Inc. 1998

                                      17

          RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

Vendor shall make application for such electric utility company to furnish service to such Site as may be adequate for the Intended Use and the use and enjoyment of the Site by all Other Tenants that may exist from time to time. Vendor shall cause such electric utility company to provide connection to such Site. In the case of telephone company connection facilities, all obligations remain with the Vendor to effect connections required for the Intended Use of the Site, with the exception that the Vendor shall utilize BellSouth as their agent to work with the local telephone company on the development of the servicing plan. Annex C sets forth additional details of electric utility and telephone company connections.

                                   ARTICLE 6

                              CONSTRUCTION PHASE

     6.01 General. (a) The parties shall hold progress meetings, and Vendor shall submit progress reports to BellSouth, in accordance with the implementation of the Project Schedule or otherwise on a weekly, bi-weekly or monthly basis as may be agreed between parties. Progress reports will show for each Site, at a minimum, and not by way of limitation, all dates and schedules referred to in the Project Schedule and the applicable Site Schedule, any anticipated delays, other relevant information, and the corresponding activity period. The progress reports shall also show the progress of all Sites included in each Cluster. In addition, BellSouth may request and Vendor shall facilitate progress meetings with Vendor's key managers and subcontractors, including the establishment of oversight committees to monitor specific work in progress on Sites at times and locations agreed upon by BellSouth and Vendor in writing no less than seven days prior to such meetings. Progress reports shall be for planning purposes and monitoring compliance with this Agreement.

           (b) Should any information or approval be required from BellSouth as Work progresses, Vendor shall request such information or approval in writing. Said requests shall be submitted sufficiently in advance of the date upon which the information or approval is needed, but in no event less than five (5) days in advance of such date unless Vendor becomes aware of such required information or approval in less than such 5-day period, to permit BellSouth to act without affecting the progress or sequence of the Work. Such request shall provide a reasonable time for a response by BellSouth.

           (c) Vendor shall, on a periodic basis (but not less frequently than weekly), review the progress of the construction, evaluate the percentage of completion of each Site and its Cluster as indicated in the Project Schedule and the applicable Site Schedule and review such percentages with BellSouth. The construction schedule report shall be distributed not less than weekly during the construction phase of the Project, indicating the actual progress compared to the scheduled progress of the Work in accordance with the applicable Site Schedule, the schedules for all Sites in the applicable Cluster and the Project Schedule. The reports shall compare the actual construction dates to scheduled construction dates for each Site and the Cluster.

                                 (C)BellSouth Personal Communications, Inc. 1998

                                      18

          RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

           (d) Notwithstanding anything to the contrary in this Agreement, Vendor's obligation to keep BellSouth informed on the status of the Project under this Agreement, including, without limitation, progress meetings, progress reports, establishment of oversight committees and construction schedule reports, shall be managed to the extent directed by the BellSouth local market.

     6.02 Performance of the Work. Vendor shall have the responsibility and obligation to perform the Work in accordance with Annex D. Vendor shall provide a management team or a representative on each Site to provide supervision and administration of the Completion of the Work for each such Site. Vendor shall establish and implement coordination and communication procedures between Vendor and BellSouth. Vendor shall establish and implement procedures for reviewing and processing requests for clarifications and interpretations of the Specifications, including, without limitation, drawings and technical specifications, schedule adjustments; and such other procedures as may be required to Complete the Project.

     6.03  [reserved]

     6.04 Site and Project Schedules. (a) To enable the Towers and the Improvements to be planned, scheduled and Completed in an orderly and expeditious manner, Vendor acknowledges and agrees that each Site Schedule shall be consistent with the Specifications and the implementation of each stage of the Project Schedule.

           (b) Upon the occurrence of an Excusable Delay, the Site Schedule for any affected Site, the Project Schedule, the Scheduled Commencement Date and the Project Completion Date, each only as they apply to the affected Site, shall be adjusted to reflect any additional time which will be required for the performance of any of the duties or obligations of Vendor under this Agreement as a result of such event, provided that the extent of such adjustment shall be subject to the prior written approval of BellSouth, which approval shall not be unreasonably withheld or delayed.

           (c) Except as set forth in Section 6.04(b) as to an individual Site, neither the Site Schedule for any Site nor the Project Schedule shall change, and Vendor will have no right to cause any such change, without prior written approval by BellSouth. Within five (5) Business Days per Site after the receipt of any request from Vendor for a change to any Site Schedule or the Project Schedule, BellSouth shall notify Vendor in writing of its approval or disapproval of such proposed change. Failure of BellSouth to respond within said five (5) Business Day period shall constitute and be deemed an approval of such requested change unless the change is, or results in, an extension of the Scheduled Completion Date with respect to any Site, any other Site in the Cluster in which such Site is located, or the Project, in which case BellSouth's failure to respond within such five (5) Business Day period shall constitute and be deemed a disapproval.

                                 (C)BellSouth Personal Communications, Inc. 1998

                                      19

          RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

           (d) Vendor acknowledges and agrees that it has an affirmative obligation and responsibility promptly to notify BellSouth of any circumstance which affects or may affect any Site Schedule in any material respect or the Project Schedule and the extent to which it is anticipated such Site Schedule or the Project Schedule may be affected as a result of such circumstance.

     6.05 Quality Review. Vendor shall establish and implement a program to monitor the quality of the construction during the implementation of the Project Schedule. The purpose of the program shall be to assist in guarding against defects and deficiency in the Work. At any time and from time to time BellSouth may in its discretion, and without need to demonstrate cause, conduct an independent program to monitor the quality of the construction and Vendor's compliance with its obligations hereunder.

     6.06 Compliance with Requirements, Permits, Bonds and Insurance during Construction. Vendor shall comply with all Environmental, Health and Safety Requirements as they relate to the construction of the Towers and the Improvements in connection with the Project, except for noncompliances that have not had and are not reasonably likely to have a Material Adverse Effect. Vendor shall, at its own cost and expense, procure and maintain all licenses and Permits required by local, state or federal regulatory agencies and authorities with respect to the construction, and shall comply with all local, state and federal laws, ordinances, rules and regulations applicable to this Agreement, except for failures that have not had and are not reasonably likely to have a Material Adverse Effect. If, notwithstanding Vendor's diligent efforts, Vendor experiences any delays in obtaining any license or Permit related to the construction phase of the Project on time, such delay shall constitute an Excusable Delay and shall be subject to Section 6.04(b). Vendor shall indemnify and hold harmless each of the BellSouth Indemnitees from and against any fine, penalty or damage arising out of the failure by Vendor, its Affiliates or any of their respective employees, agents, contractors, subcontractors, advisors or consultants to comply with any such laws, ordinances, rules or regulations including, without limitation, zoning laws and FAA regulations, unless such failure arises from BellSouth's or the Carolina Partnership's willful or negligent conduct. Vendor shall obtain, or cause to be obtained, all bonds and insurance, including without limitation the insurance required under Article 10, which are consistent with sound commercial practices in Vendor's industry for the commencement of construction and Completion of the Work with respect to each Site.

     6.07 Work Permits. Vendor shall be the applicant for any and all necessary work Permits, except as BellSouth may otherwise consent pursuant to Section 4.02(c). Vendor shall coordinate and manage all professional and technical services required in connection with the preparation and filing of applications for and obtaining all Permits. Vendor shall be responsible for ensuring that all applications for the Permits are diligently prepared and filed, and pursued and obtained.

     6.08 Construction. (a) Vendor, at Vendor's sole cost and expense, shall cause the Towers and the Improvements to be constructed and installed diligently and in a timely fashion,

                                 (C)BellSouth Personal Communications, Inc. 1998

                                      20

          RESTRICTED: Contains Private and/or Proprietary Information.
     May only be used for Authorized BellSouth Business Purposes and only by
                             Authorized Individuals.

with the industry standard workmanship and materials, in accordance with the Specifications, the implementation of the Project Schedule for each Site and all applicable laws. BellSouth will have the right to approve or reject the quality of all materials, equipment and systems to be used in the Completion of the Towers and Improvements if such materials, equipment or systems do not comply with the Specifications or are not commercially suitable for the Intended Use. Vendor shall supervise the work and activities of the contractors, subcontractors, engineers and other Persons engaged in the design, development, construction and installation of the Towers and Improvements. Vendor shall obtain, or cause to be obtained, all warranties. Vendor shall cause (i) the construction of a Tower and other Improvements on each Site in accordance with the applicable Site Schedule subject to Vendor's rights under Section 7.01 and
(ii) the Completion of the Project to occur on or before the Project Completion Date.

           (b) If BellSouth requests changes to any Specifications, Vendor shall promptly make such changes to the Specifications and, the parties shall adjust the Scheduled Commencement Date, the Site Schedule, the Project Schedule and the Project Completion Date, in each case as it applies to the affected Site, as may be necessary or required, and such adjustment shall be an Excusable Delay, subject to BellSouth's reimbursement of Vendor for all reasonable out-of-pocket costs incurred by Vendor in making such changes, and subject to such changes not reducing the multi-tenant colocation capability of the Tower.

      6.09 Project Data. In performing Services hereunder, Vendor shall compile data concerning the Project and furnish such data to BellSouth, all in accordance with the procedures set forth in Annex F.

      6.10 Warranty. Vendor does hereby warrant and guarantee that the Tower and Improvements on each Site and all workmanship and materials incorporated therein will be constructed in accordance with the Specifications and will be free from defects in workmanship for a period of twelve (12) months commencing on the Completion Date for such Site (the "Warranty Period"). At BellSouth's request, Vendor shall assign to BellSouth a non-exclusive right to enforce all warranties respecting materials used by Vendor in Completing the Project and shall secure any and all consents from the suppliers of such materials to make such assignment effective or enforce any such warranties on behalf of BellSouth. If any defect or deviation should exist, develop, be discovered or appear within the Warranty Period, Vendor, at its sole cost and expense, immediately upon demand, shall fully and completely repair, correct and eliminate such defect or deviation. The foregoing warranties and guarantees are cumulative of and in addition to, and not restrictive of or in lieu of, any and all other warranties and guarantees provided for or required by the Specifications, any other provision of this Agreement or applicable laws, and shall survive the expiration or termination of this Agreement.

      6.11 Access and Inspection. (a) The construction shall be performed in such a manner as will permit BellSouth to inspect each Site. BellSouth may, at its election, conduct such inspections as it deems necessary at each Site, upon reasonable notice to Vendor, and provided that BellSouth shall not delay, hinder or interfere with performance of construction. If

                                 (C)BellSouth Personal Communications, Inc. 1998


                                       21

          RESTRICTED: Contains Private and/or Proprietary Information.
     May only be used for Authorized BellSouth Business Purposes and only by
                             Authorized Individuals.

BellSouth notifies Vendor of any observed defects or nonconformities with the Specifications, Vendor shall promptly correct any defect or nonconformity in such time and manner as will permit Completion of each Site or Sites in accordance with the Site Schedule and the Project Schedule. The failure of BellSouth to inspect any Site or Sites, however, will not in any way limit, waive, or otherwise affect the rights of BellSouth with respect to any of Vendor's warranties or obligations under this Agreement.

            (b) BellSouth will, upon reasonable notice to Vendor, have access to any Site during all working hours, and will have the right to observe the Work performed; provided, however, that BellSouth shall not delay, hinder or interfere with the performance of the Work. BellSouth's inspection of any Work will not relieve Vendor of any of its obligations to perform the Work in accordance with this Agreement, including without limitation the Specifications, except to the extent a specific deviation from the Specifications at any Site is or has been accepted in writing by BellSouth. Work found not to be in accordance with the Specifications shall be replaced or re-performed by Vendor, except to the extent a specific deviation from the Specifications is or has been accepted in writing by BellSouth. BellSouth will have the right to reject materials and workmanship which are defective or not in conformance with the Specifications. Rejected Work at any Site must be promptly removed from such Site. Failure on the part of BellSouth to reject defective or nonconforming Work will not be construed to imply an acceptance of such Work; provided, however, to the extent a specific deviation from the Specifications is or has been accepted in writing by BellSouth, such deviation shall not be deemed to be defective or nonconforming Work.

            (c) Should BellSouth consider it necessary or advisable at any time before Completion to examine Work already completed therein, Vendor shall, on request of BellSouth, promptly furnish all necessary facilities, labor, and material for that purpose. If such Work is found to be defective in any material respect, Vendor shall pay all expenses of such examination. If, however, such Work is not found to be defective in any material respect, BellSouth shall pay all expenses of such examination and restoration of the Work. Any delays caused by BellSouth's incorrect assessment that any Work is defective shall constitute an Excusable Delay and be subject to Section 6.04(b).

            (d) BellSouth shall have a non-exclusive right and easement to access each Site on a twenty-four (24) hour, seven (7) day per week basis, on foot or motor vehicles, for the purposes of inspecting the construction on such Site. BellSouth may, upon written notice to Vendor at least twenty-four (24) hours before entering any Site, access such Site and climb the Tower, provided that if such entry is necessary, required or advisable in respect of an emergency, no prior written notice shall be required. Only authorized employees, contractors, subcontractors, engineers, agents or representatives of BellSouth will be permitted to enter any Site. BellSouth agrees that any employee, contractor, subcontractor, engineer, representative or agent directed or permitted by BellSouth to enter any Site will be covered by the insurance described in Article 10.

                                 (C)BellSouth Personal Communications, Inc. 1998


                                       22

          RESTRICTED: Contains Private and/or Proprietary Information.
     May only be used for Authorized BellSouth Business Purposes and only by
                             Authorized Individuals.

      6.12 Completion. (a) Promptly following the Completion of the Work at any Site in accordance with the requirements of the Specifications and the requirements of this Agreement, including without limitation the construction of the Tower and the Improvements on such Site and the performance of the final cleanup thereon, Vendor shall notify BellSouth in writing of its good faith belief that such Site is Completed. The parties shall execute a Completion Certificate with respect to such Site as soon as reasonably practicable after BellSouth receives such notification, provided, that BellSouth shall not unreasonably withhold or delay execution of the Completion Certificate with respect to such Site.

           (b) In addition to any right BellSouth may have under Section 6.11, BellSouth will have the right to (i) inspect any Site at any time after BellSouth receives the notification under Section 6.12(a) and prior to any date on which the Completion Certificate is executed and (ii) notify Vendor in writing if such inspection by BellSouth reveals that Completion has not occurred with respect to any Site or Sites. Promptly after receipt of any such notification, Vendor shall promptly cause any unperformed Work to be performed.

                                    ARTICLE 7

                                   COLOCATION

      7.01 Identification of Colocation Sites. For those Sites in respect of which Vendor has not entered into a Ground Lease as of the date of this Agreement, BellSouth shall notify SBA within five (5) business days after the date of this Agreement or simultaneously with the submission of an Additional Site, of any known existing cell sites in such search area that would be suitable for the colocation of BellSouth's Improvements, consistent with the requirements of Annex I ("Potential Colocation Sites"), including without limitation sites that would be available by virtue of existing contractual arrangements to which BellSouth is a party ("Existing Colocation Arrangements"). BellSouth shall identify the location of such Potential Colocation Site and specify whether or not the lessor of such Potential Colocation Site is a party to an Existing Colocation Arrangement. BellSouth acknowledges that Vendor maintains a preference to fulfill BellSouth's needs for wireless communications towers as to the Sites via suitable colocation sites that may be available within the search areas, and consequently, Vendor shall use good faith efforts to maximize colocation opportunities. BellSouth agrees to accept any colocation opportunity (including Potential Colocation Sites and Existing Colocation Arrangements) presented by Vendor so long as the rent is consistent with the rent payable for BellSouth's other colocations for similar sites and such opportunity will permit BellSouth to lease space on commercially reasonable terms and conditions, consistent with BellSouth's requirements as set forth herein. BellSouth shall pay for Vendor's Colocation Services in accordance with Annex I to the extent performed at BellSouth's request, for Potential Colocation Sites or any other colocation sites. Vendor shall comply with the requirements of Section 8.05 as to any Potential Colocation Sites or other colocation sites, and BellSouth's obligations under this Section 7.01 are subject to Vendor's performance of such obligations.

                                 (C)BellSouth Personal Communications, Inc. 1998


                                       23

          RESTRICTED: Contains Private and/or Proprietary Information.
     May only be used for Authorized BellSouth Business Purposes and only by
                             Authorized Individuals.

      7.02 Other Colocation Services. If any Potential Colocation Site or other colocation sites identified by Vendor (and approved by BellSouth) or BellSouth is available for colocation, Vendor at BellSouth's written direction, shall commence negotiating a space lease for such Site. If the terms and conditions of the lease and the proposed colocation for any Potential Colocation Site are acceptable to BellSouth, upon approval of such terms and conditions by BellSouth, as evidenced by BellSouth's execution of a site lease therefor, such Potential Colocation Site shall become a Site for purposes of this Agreement, shall be added to the scope of the Project and shall be covered by the Project Schedule. Thereafter Vendor shall perform such other Colocation Services (as defined in Annex I) as BellSouth may direct, in accordance with this Agreement. BellSouth agrees to pay Vendor the applicable fees for any such Colocation Services in the respective amounts set forth in Annex I.

                                    ARTICLE 8

                                  SITE MATTERS

      8.01 Site Acquisition. In order to permit the construction and installation of the Tower and the Improvements on each Site, SBA Towers shall acquire either fee simple title to, or a leasehold interest in, each Site. Each Site in which SBA Towers acquires either a fee simple title or a leasehold interest shall be free and clear of all Liens other than Permitted Liens. Except as set forth in Schedule 8.01, the Ground Lease for each Site in which SBA Towers acquires a leasehold interest shall be substantially in the form attached hereto as Exhibit C, except for Colocation Sites; provided that Ground Leases for Colocation Sites shall be subject to BellSouth's prior written approval, not to be unreasonably withheld, prior to such site becoming a Colocation Site.

      8.02 Vendor's Inspection of Site Prior to Scheduled Commencement Date. Vendor shall not effect the Acquisition of any Site unless, prior to the Acquisition Date, Vendor and its agents, employees, consultants, contractors and subcontractors, have entered such Site and conducted such due diligence, examinations, investigations, tests and inspections ("Inspections") with respect to such Site as are customary in the industry, together with such other Inspections as Vendor customarily performs or are necessary or advisable under the circumstances and Vendor finds the results of such Inspections to be satisfactory. In the event that Vendor determines, in Vendor's reasonable judgment, that the results of such Inspections are not satisfactory, Vendor shall give BellSouth notice to such effect and thereafter such site shall no longer be a Site hereunder and Vendor shall identify and propose to BellSouth a new potential cell site location for a Site pursuant to and subject to Sections
5.01 and 5.03 hereof, and the Site Schedule, the Scheduled Commencement Date, the Project Schedule and the Project Completion Date, each as they apply to the applicable Site, shall be adjusted to reflect any additional time which will be required for the performance of any of the duties or obligations of Vendor under this Agreement as a result of such event, as an Excusable Delay.

                                 (C)BellSouth Personal Communications, Inc. 1998


                                       24

          RESTRICTED: Contains Private and/or Proprietary Information.
     May only be used for Authorized BellSouth Business Purposes and only by
                             Authorized Individuals.

      8.03 Hazardous Waste and Contamination Investigation. (a) Prior to the Acquisition Date for any Site, Vendor shall cause the Environmental Assessment on such Site to be performed. Upon BellSouth's request, Vendor shall provide BellSouth with copies of all such Environmental Assessments.

           (b) Within five (5) Business Days after discovery of any environmental condition on any Site not disclosed by, or in excess of the conditions disclosed by, the Environmental Assessment, Vendor shall advise BellSouth in writing of such condition and its effect upon the Site Schedule and the Project Schedule. All costs and expenses incurred by Vendor arising out of or by reason of the discovery of any such condition on the Site (including, without limitation, costs and expenses paid or incurred to rectify such condition) shall be borne by Vendor. The applicable Site Schedule, the Project Schedule, the Scheduled Commencement Date and the Project Completion Date, each only as they apply to the affected Site, shall be adjusted pursuant to Section 6.04(b) to reflect all additional time which will be required for the performance of any of the duties or obligations of Vendor under this Agreement as a result of any such condition, and the adjustment shall be deemed an Excusable Delay.

      8.04 Geotechnical Subsurface and Soil Investigation. (a) Vendor shall obtain, perform and analyze all reasonably appropriate geotechnical data, soil and subsurface tests and other soil engineering tests and reports necessary to the design, engineering, permitting, and construction of the Tower and the Improvements (except that the provisions of this Section 8.04 shall not apply to the Environmental Assessment).

           (b) If Vendor shall have timely obtained all reasonably appropriate tests, but, nonetheless, concealed and unknown conditions that affect the performance of the Work are encountered below ground or in an existing structure other than the Work, then (i) Vendor shall bear all costs and expenses arising out of or by reason of the existence of any such condition on the Site and (ii) the Scheduled Commencement Date, the Site Schedule, the Project Schedule and the Project Completion Date, in each case as it applies to such Site, shall be adjusted to reflect all additional time which will be required for the performance of any of the duties or obligations of Vendor under this Agreement as to such Site as a result of any such condition. Notwithstanding anything to the contrary in this Agreement, Vendor's obligation to pay all losses and expenses relative to an environmental conditions under Section 8.03(b) or a concealed, unknown condition under Section 8.04(b) is limited to $10,000 per Site in the aggregate. If such costs are more than $10,000 for a Site, Vendor may elect to reject such Site and such Site shall no longer be part of the Project or subject to this Agreement.

      8.05 Additional Environmental Requirements. Prior to commencement of construction in respect of any Site (except as to any Potential Colocation Sites or other colocation sites, prior to obtaining any Permit), and as a condition to any Anchor Tenant's obligation to accept any Site, Proposed Colocation Site or other colocation site or opportunity from Vendor, Vendor shall perform an analysis to determine whether (i) the proposed site is in a historical district,
(ii) there is any endangered species that may be affected by the proposed site,

                                 (C)BellSouth Personal Communications, Inc. 1998


                                       25

          RESTRICTED: Contains Private and/or Proprietary Information.
     May only be used for Authorized BellSouth Business Purposes and only by
                             Authorized Individuals.

(iii) there are Resource Conservation and Recovery Act issues respecting the proposed site, including without limitation diesel fuel spills or similar conditions or (iv) the potential site is located in a floodplain (as defined by the FCC). Vendor shall deliver the results of each such analysis to BellSouth upon completion of such analysis, together with a written certification based on the consulting reports received by Vendor, to the results thereof, including Vendor's certification that there is no condition of the type described in clause (i), (ii), (iii) or (iv). All costs and expenses incurred by Vendor arising out of or by reason of compliance with the requirements of this Section
8.05 shall be borne by Vendor.

                                    ARTICLE 9

                               AGREEMENT TO LEASE

      9.01 Assignment to the Bankruptcy Remote Entity. Upon issuance of the Completion Certificate with respect to a Site, SBA Towers shall convey, transfer and assign to the Bankruptcy Remote Entity all of its right, title and interest in and to such Site (being fee simple title to or a leasehold interest in such Site), free and clear of all Liens, except Permitted Liens, and the Bankruptcy Remote Entity shall own, operate, and manage such Site.

      9.02 Right to Lease. Immediately following the Acquisition Date of any Site effected by Section 9.01, the Bankruptcy Remote Entity shall lease an exclusive space on the Tower and Improvements of such Site (the "Premises") to the applicable Anchor Tenant, and BellSouth or such designee shall accept and rent such Premises from the Bankruptcy Remote Entity, all pursuant to and in accordance with the terms and conditions set forth in the Master Lease and a Site Lease for such Site, provided that no Rent is payable for any Site unless and until the earlier of (i) Completion of all Sites in the applicable Cluster, except to the extent of an Excusable Delay or (ii) installation of BellSouth's Improvements on such Site.

      9.03 Recordation of Ground Leases and Site Leases. Each Ground Lease or a memorandum of Ground Lease and each Site Lease shall be in recordable form. SBA Towers and the Bankruptcy Remote Entity shall (i) submit to the appropriate recording office the memorandum of Ground Lease for any Site in which the Bankruptcy Remote Entity has a leasehold interest prior to the execution and recordation of a Site Lease for such Site and (ii) submit to the appropriate recording office each Site Lease not later than seven (7) days after the execution thereof, and cause such memorandum or Site Lease, as the case may be, to be so recorded in such recording office.

      9.04 Effect of Master Lease and Site Lease. The parties acknowledge and agree that upon the Completion of a Site, in addition to any obligations of Vendor hereunder that survive the Completion of such Site, the respective duties and responsibilities of the parties pertaining to the lease of such Site shall be set forth and governed by the Master Lease and a Site Lease for such Site.

                                 (C)BellSouth Personal Communications, Inc. 1998


                                       26

          RESTRICTED: Contains Private and/or Proprietary Information.
     May only be used for Authorized BellSouth Business Purposes and only by
                             Authorized Individuals.

                                   ARTICLE 10

                                    INSURANCE

      10.01 Vendor's Insurance Requirements. Throughout the term of this Agreement, Vendor shall carry and maintain in force the following insurance:

            (a) Commercial General Liability Insurance (including protective liability coverage on operations of independent contractors engaged in construction, blanket contractual liability coverage, products liability coverage, and explosion, collapse and underground hazards coverage) for the benefit of Vendor, against claims for personal injury, bodily injury and property damage, with a limit of not less than $5,000,000 in the event of personal injury or bodily injury to any number of persons or of damage to property arising out of any one occurrence, and not less than $5,000,000 in the aggregate applicable to this Project. Such insurance (which may be furnished under a primary policy or an "umbrella" policy or policies) shall also include coverage against liability for bodily injury or property damage arising out of use by or on behalf of Vendor of any owned, non-owned or hired automotive equipment for a limit not less than that specified above. Such insurance shall include a cross-liability/severability of interest provision and shall otherwise comply with the requirements applicable to such insurance.

            (b) Worker's compensation and related insurance covering all employees of Vendor employed in, on or about the Project in order to provide statutory benefits as required by the applicable laws and otherwise in compliance with the requirements applicable to such insurance.

            (c) Comprehensive automobile liability insurance with limits of not less than $1,000,000 per occurrence and in the aggregate for bodily injury, including death and property damage and otherwise in compliance with the requirements applicable to such insurance.

            (d) Employer's liability insurance with limits of not less than $5,000,000 each accident/$5,000,000 each employee by decease/$5,000,000 policy limits and otherwise in compliance with the requirements applicable to such insurance.

            (e) Vendor's all risk insurance policy with limits of not less than full replacement cost of each Tower and the Improvements of each Site.

                                 (C)BellSouth Personal Communications, Inc. 1998


                                       27

          RESTRICTED: Contains Private and/or Proprietary Information.
     May only be used for Authorized BellSouth Business Purposes and only by
                             Authorized Individuals.

      10.02 Evidence of Insurance. Vendor shall furnish BellSouth with appropriate certificates evidencing the insurance required to be maintained by Vendor hereunder. If Vendor for any reason fails to obtain and/or maintain in force any of the insurance required under Section 10.01, then Vendor shall, and Vendor does hereby agree to, indemnify each BellSouth Indemnitee against, and hold, save, and defend each BellSouth Indemnitee harmless from, any and all claims, demands, actions, causes of action, suits, liabilities, damages, losses, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees and court costs incurred in enforcing this indemnity and otherwise) which such BellSouth Indemnitee may suffer or incur, or which may be asserted against such BellSouth Indemnitee, whether meritorious or not, against which such BellSouth Indemnitee would or should have been insured under any required insurance which Vendor does not for any reason obtain or maintain in force.

      10.03 Waiver of Subrogation. Each insurance policy maintained by Vendor with respect to the Project shall contain a waiver of subrogation clause, so that no insurer shall have any claim over or against BellSouth, by way of subrogation or otherwise, with respect to any claims which are insured under any such policy, except for workers compensation insurance.

                                   ARTICLE 11

                              LIABILITY; INDEMNITY

      11.01 Liquidated Damages. (a) Except as expressly provided in this Agreement, if Vendor delays in performing any of its obligations pursuant to any Site Schedule or the Project Schedule, then BellSouth will have the option, exercisable in its sole discretion, to adjust any Site Schedule or the Project Schedule so as to allow Vendor to perform the obligations which Vendor could not perform due to Vendor's delay to a later time; provided that no such adjustment shall be effective unless evidenced by a writing executed by BellSouth.

            (b) Except as provided in Section 14.02, if Vendor fails to meet its obligation to Complete any Site or the Project or any phase or milestone thereof in accordance with the applicable Site Schedule or the Project Schedule (subject to any extensions thereof in respect of Excusable Delays pursuant to Section 6.04(b)), BellSouth will have the right to liquidated damages in respect of each Site that has not been Completed in an amount equal to $5,000 per month for each month that such failure continues (the "Liquidated Damages") (subject to proration). If Vendor owes Liquidated Damages in respect of any Site, and such Site is Completed by the date that is thirty (30) days after the Scheduled Completion Date therefor, BellSouth shall receive credits in the aggregate amount of such Liquidated Damages against the next succeeding monthly rent payments owed under the applicable Site Lease. If such Site is not Completed by such date, Liquidated Damages shall be payable by Vendor in cash, on demand, made by BellSouth at any time after such date.

                                 (C)BellSouth Personal Communications, Inc. 1998


                                       28

          RESTRICTED: Contains Private and/or Proprietary Information.
     May only be used for Authorized BellSouth Business Purposes and only by
                             Authorized Individuals.

            (c) The payment of the Liquidated Damages shall not relieve Vendor from its obligations to construct and install the Towers and Improvements, and perform its other obligations hereunder in accordance with the respective Site Schedules and the Project Schedule. The parties hereto acknowledge that the amount of the Liquidated Damages payable by Vendor to BellSouth under this
Section 11.01 constitute liquidated damages and not penalties, that the injuries to BellSouth caused by Vendor's delays described above are difficult or impossible to estimate accurately, and that the sums payable herein are reasonable estimates of the probable losses associated with such injuries. The parties further acknowledge that BellSouth may not assert other damages separate from and in addition to the Liquidated Damages and this shall be BellSouth's sole remedy with respect to Vendor's failure to fulfill its obligation asserted in Section 11.01(b).

      11.02 Indemnity of BellSouth. Vendor shall, and Vendor does hereby agree to, indemnify and hold harmless each BellSouth Indemnitee from and against any loss, damage, liability, cost, expense, action or claim, including reasonable attorneys' fees and amounts paid in settlement ("Claims"), by reason of or arising out of: (a) personal injury, death, and damage to tangible property resulting from the intentional or negligent acts or omissions of Vendor's directors, officers, employees, agents, consultants, contractors or subcontractors in connection with the Completion of the Project and performance of this Agreement; (b) Vendor's breach of its obligations under this Agreement, including without limitation in respect of any Services; and (c) Vendor's breach of any representation or warranty in this Agreement, including without limitation its warranty pursuant to Section 6.10.

      11.03 Indemnity of Vendor. BellSouth shall, and BellSouth does hereby agree to, indemnify and hold harmless each Vendor Indemnitee from and against any Claim, by reason of or arising out of (a) a personal injury, death, and damage to tangible property resulting from the intentional or negligent acts or omissions of BellSouth's directors, officers, employees, agents, consultants, contractors or subcontractors in connection with BellSouth's performance of this Agreement, and (b) BellSouth's breach of its obligations under this Agreement.

      11.04 Consequential Damages. Notwithstanding anything to the contrary contained herein, neither party shall be liable to the other party under this Agreement for loss of profits, loss of business, or any special, exemplary, consequential or incidental damages of any kind or nature or for any reason, including, without limitation, the breach of this Agreement, or any termination of this Agreement, whether such liability is asserted on the basis of contract, tort (including negligence or a strict liability) or otherwise, even if the party has been advised of the possibility of such damages.

      11.05 Relationship to Insurance. In no event shall the indemnification provisions of Section 11.01 above diminish, affect, impede or impair, in any manner whatsoever, the benefits to which any BellSouth Indemnitee may be entitled under any insurance policy required by this Agreement or otherwise with respect to the Project, or under the terms of any waiver of any subrogation contained therein.

                                 (C)BellSouth Personal Communications, Inc. 1998


                                       29

          RESTRICTED: Contains Private and/or Proprietary Information.
     May only be used for Authorized BellSouth Business Purposes and only by
                             Authorized Individuals.

      11.06 No Third-Party Beneficiaries. None of the duties and obligations of Vendor under this Agreement shall in any way or in any manner be deemed to create any liability of Vendor to, or any rights in, any person or entity other than the BellSouth Indemnitees and the Vendor Indemnitees.

                                   ARTICLE 12

                   ADDITIONAL REPRESENTATIONS AND WARRANTIES

      12.01 BellSouth's Representations and Warranties. BellSouth represents and warrants to Vendor that (i) BellSouth is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) the Carolinas Partnership is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware, (iii) BellSouth is the sole general partner of the Carolinas Partnership, and (iv) each of BellSouth and the Carolinas Partnership has the full and complete right, power and authority to enter into this Agreement and perform their respective duties and obligations under this Agreement in accordance with the terms and conditions of this Agreement.

      12.02 Vendor's Representations and Warranties.

            (a) SBA Towers represents and warrants that SBA Towers is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida, and has the full and complete right, power and authority to enter into this Agreement and perform SBA Towers' duties and obligations under this Agreement in accordance with the terms and conditions of this Agreement.

            (b) SBA represents and warrants that SBA is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida, and has the full and complete right, power and authority to enter into this Agreement and perform SBA's duties and obligations under this Agreement in accordance with the terms and conditions of this Agreement.

            (c) Each of SBA Towers and SBA represents and warrants to BellSouth that at all times during the term of this Agreement, SBA Towers and SBA shall have sufficient funds available to Complete the Project in accordance with the Site Schedules and Project Schedule.

                                 (C)BellSouth Personal Communications, Inc. 1998


                                       30

          RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

                                  ARTICLE 13

                            DEFAULT AND TERMINATION

      13.01 Default. (a) A party shall be in default under this Agreement if such party fails to perform any of its duties and obligations under this Agreement and does not cure or remedy such failure to perform within ten (10) days after receipt of written notice from the other party with respect thereto; provided, however, that, if such failure to perform shall necessitate longer to cure than such ten (10) day period, then such cure period shall be extended for such period of time as is reasonably necessary to cure such failure to perform, provided, further, that a defaulting party commences such cure within ten (10) days after receipt of written notice from a non-defaulting party and thereafter proceeds diligently and in good faith to cure the default.

            (b) Upon the occurrence of a default by either party under this Agreement, a non-defaulting party may pursue any and all remedies available under applicable law and any one or more of the remedies provided in this Agreement, separately or concurrently or in any combination, without further notice or demand whatsoever; provided, however, that, except as set forth Sections 13.02, 13.03 or 13.04, a non-defaulting party may terminate this Agreement only with respect to a particular Site in accordance with Section
13.05 and only in accordance with Sections 13.02, 13.03 and 13.04.

      13.02 Termination of the Agreement by BellSouth. (a) Notwithstanding anything to the contrary contained herein, (i) if Vendor breaches any of its obligations under this Agreement and such breach continues for at least thirty
(30) days with respect to at least twenty (20) Sites not yet Completed, including without limitation, obligations set forth in Articles 5 and 8, and as a result of such breach, BellSouth has the right to liquidated damages pursuant to Section 11.01, or (ii) if there is any change that results in Vendor's Change of Control and BellSouth exercises its right to purchase all the Sites in the Project or all the capital stock of the Bankruptcy Remote Entity pursuant to
Section 25 of the Master Lease, then BellSouth may, in its sole discretion, terminate this Agreement with respect to all Sites on ten (10) days' written notice to Vendor.

            (b) If BellSouth elects, at any time during the term of this Agreement, in its sole discretion to terminate this Agreement pursuant to
Section 13.02(a), Vendor shall (i) cease searching for attempting to acquire any additional Sites, and (ii) at BellSouth's option as to any Site which has not been Completed, either (x) continue performing its obligations hereunder as to such Site until the Completion of such Site, including, without limitation, any Site with respect of which Vendor is in breach, or (y) cease performing Work on such Site. If any Site is terminated pursuant to clause (ii)(y) above, BellSouth shall have no further obligation in respect of such Site.

            (c) The termination of this Agreement by BellSouth pursuant to
Section 13.02 shall not relieve Vendor or BellSouth of any of its duties and obligations theretofore accrued under this Agreement prior to the effective date of such termination.

                                 (C)BellSouth Personal Communications, Inc. 1998


                                       31

          RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

     13.03 Termination of the Agreement by BellSouth in Respect of Vendor's Bankruptcy. BellSouth may terminate this Agreement with respect to all Sites for cause in the event of occurrence of any of the following, after which Vendor shall continue performing its duties and obligations hereunder accrued prior to the effective date of such termination, but shall cease searching for or attempting to acquire any additional cell sites:

            (a) A trustee or receiver is appointed to take possession or control of all or substantially all of Vendor's assets, and such receiver or trustee shall fail, within sixty (60) days of appointment, to affirm or assume this Agreement, to provide adequate assurance as to its ability to perform all of the terms and conditions of this Agreement as a receiver or trustee of Vendor, to cure all other events of default, and to pay all damages incurred by BellSouth as a result of all events of default.

            (b) Vendor shall commence any voluntary proceeding under present or future Federal bankruptcy laws or under any other bankruptcy, insolvency or other laws respecting debtor's rights.

            (c) An "order for relief" or other judgment or decree by any court of competent jurisdiction is entered against Vendor in any involuntary proceeding against Vendor under present or future Federal bankruptcy laws or under any other bankruptcy, insolvency or other laws respecting debtor's rights, or any such involuntary proceeding shall be commenced against Vendor and shall continue for a period of forty-five (45) days after commencement without dismissal.

     13.04 Termination of Agreement by Vendor in Respect of BellSouth's Bankruptcy. Vendor may terminate this Agreement with respect to all Sites for cause in the event of occurrence of any of the following, after which after which Vendor shall continue performing its duties and obligations hereunder accrued prior to the effective date of such termination, but shall cease searching for or attempting to acquire any additional cell sites:

            (a) A trustee or receiver is appointed to take possession or control of all or substantially all of BellSouth's assets, and such receiver or trustee shall fail, within sixty (60) days of appointment, to affirm or assume this Agreement, to provide adequate assurance as to its ability to perform all of the terms and conditions of this Agreement as a receiver or trustee of BellSouth, to cure all other events of default, and to pay all damages incurred by Vendor as a result of all events of default.

            (b) BellSouth shall commence any voluntary proceeding under present or future Federal bankruptcy laws or under any other bankruptcy, insolvency or other laws respecting debtor's rights.

                                 (C)BellSouth Personal Communications, Inc. 1998


                                       32

          RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

            (c) An "order for relief" or other judgment or decree by any court of competent jurisdiction is entered against BellSouth in any involuntary proceeding against BellSouth under present or future Federal bankruptcy laws or under any other bankruptcy, insolvency or other laws respecting debtor's rights, or any such involuntary proceeding shall be commenced against BellSouth and shall continue for a period of forty-five (45) days after commencement without dismissal.

     13.05  Termination as to Specific Sites by Either Party.

            (a) As set forth below, a party may terminate this Agreement with respect to a Site which has not been Completed in the event of occurrence of any of the following by the other party, after which termination neither Vendor nor BellSouth shall have any further obligations to each other with respect to such Site only, but Vendor shall continue performing its other obligations hereunder (except as such obligations relate to such terminated Sites), including without limitation continuing to (i) perform the Work as to any other Sites, until the Completion of such Sites and (ii) searching for or attempting to acquire any additional cell sites:

                  (i) Upon the occurrence of a default by a party under this Agreement arising in respect of a particular Site, where such default is not cured within the applicable grace period.

                  (ii) If such Site, in its entirety, is taken by the exercise of the power of eminent domain by a Governmental Authority or a Person entitled to exercise such power or benefiting therefrom or such part of the Site is taken by the power of eminent domain so as to render the Tower unusable for its Intended Use, as contemplated by this Agreement.

                  (iii) If, pursuant to Section 4.02(e), if BellSouth elects to construct, or cause Vendor to construct, Improvements on an alternative Site.

            (b) If BellSouth terminates this Agreement pursuant to Section 13.05(a)(i), Vendor shall promptly:

                  (i) Upon request by BellSouth, deliver to BellSouth or such other Person as BellSouth may designate, all materials, supplies, equipment, keys, contracts and documents, all books of account and records maintained pursuant to this Agreement pertaining to the applicable Site.

                  (ii) Upon BellSouth's request, assign all existing contracts relating to the specific Site to BellSouth or such other Person as BellSouth shall designate and BellSouth shall reimburse Vendor for reasonable and necessary out-of-pocket costs incurred by Vendor in connection with the construction of such Site, within thirty (30) days after receipt of written statement from Vendor

                                 (C)BellSouth Personal Communications, Inc. 1998


                                      33

         RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

      specifying in reasonable detail the nature and necessity of each such cost; provided that no such costs shall exceed ordinary and customary costs incurred by similarly situated vendors in the industry for similar construction services. Vendor hereby grants BellSouth an irrevocable power of attorney, exercisable from and after the termination of this Agreement pursuant to this Section 13.05, at BellSouth's option to either (A) effect the transfer of the interest of the Bankruptcy Remote Entity under each Ground Lease to BellSouth or its designee, and assignment of Vendor's rights under all such contracts to BellSouth or its designee or (B) effect the transfer by Vendor of all rights, interest and title in the applicable Site to BellSouth or its designee. The irrevocable power of attorney granted hereby is coupled with interest.

                  (iii) Furnish all such information, take all such other action, and cooperate with BellSouth as BellSouth shall reasonably require in order to effectuate an orderly and systematic termination of Development Services and Vendor's other, duties, obligations and activities hereunder.

            (c) The termination of this Agreement by either party by reason of a default shall not relieve the other party of any of its duties and obligations theretofore accrued under this Agreement prior to the effective date of such termination.

                                  ARTICLE 14

                                 FORCE MAJEURE

      14.01 Force Majeure. An event of "Force Majeure" shall mean the following events or circumstances, to the extent that they delay the Completion of any Site or the performance of Vendor of its other duties and obligations under this Agreement in respect of a Site.

            (a) condemnation or other exercise of the power of eminent domain;

            (b) changes in Governmental Requirements applicable to the construction of the Towers and Improvements and Completion of the Site effective after the Effective Date, and the orders of any Governmental Authority having jurisdiction over a party;

            (c) acts of God, including, without limitation, tornadoes, hurricanes, floods, sinkholes, landslides, earthquakes, epidemics, quarantine and pestilence;

            (d) fire and other casualties, such as explosions and accidents; and

            (e) acts of a public enemy, acts of war, terrorism, effects of nuclear radiation, blockades, insurrections, riots, civil disturbances or national or international calamities.

                                 (C)BellSouth Personal Communications, Inc. 1998


                                       34

         RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

      14.02 Effect of Force Majeure. Vendor shall be entitled to an adjustment of the Scheduled Commencement Date, the Site Schedule, the Project Schedule and the Project Completion Date, in each case as its applies to a Site affected by Force Majeure, but only for the number of days due to such causes and only to the extent that such occurrences actually delay the Completion of such Site. The extent of any such adjustment is subject to the prior written approval of BellSouth, not to be unreasonably withheld or delayed. Under no circumstances shall a Force Majeure event effect any extension of the Project Completion Date, except as required for any Site whose Site Schedule is adjusted.

                                  ARTICLE 15

                     FIRE OR OTHER CASUALTY; CONDEMNATION

      15.01 Obligation to Reconstruct; Use of Insurance Proceeds. In the event of destruction or damage to any Tower or other Improvements by fire or other casualty prior to Completion, Vendor shall restore, reconstruct and repair any such destruction or damage by fire or other casualty such that the Tower and the Improvements shall be in accordance with the Specifications. Vendor shall use all available insurance proceeds for restoration, reconstruction or repair, as required by this Agreement, and BellSouth shall consent to such use of insurance proceeds as required. The parties agree to adjust the Site Schedule, the Project Schedule, Scheduled Commencement Date and the Project Completion Date, in each case only with respect to the affected Site, in order to extend the timetable for the Completion of Work with respect to any destroyed or damaged Towers or Improvements.

      15.02 Condemnation of the Tower or Site; Application of Compensation. In the event that a Tower or a Site, or both, or any part thereof, is damaged or taken by the exercise of the power of eminent domain at any time prior to the Completion Date, the compensation awarded to and received by Vendor shall be applied to restoration, reconstruction and repair of the Tower, provided, that the Tower can (i) be restored, reconstructed or repaired, and (ii) be commercially feasible for its Intended Use as contemplated by this Agreement after the taking. The parties agree to adjust the Site Schedule, the Project Schedule, Scheduled Commencement Date and the Project Completion Date, in each case only with respect to the affected Site, in order to extend the timetable for the Completion of Work with respect to the taken Tower or Site.

                                  ARTICLE 16

                                 MISCELLANEOUS

      16.01 Notices. Whenever any notice, demand, request, advice or other communication is required or permitted under this Agreement, such notice, demand or request shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or be sent by nationally recognized commercial courier for next Business Day delivery so long as such

                                 (C)BellSouth Personal Communications, Inc. 1998


                                       35

         RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

commercial courier requires the recipient to sign a receipt evidencing delivery, to the addresses set forth below or to such other addresses as are specified by written notice given in accordance herewith:

BELLSOUTH:  BellSouth Personal Communications, Inc.
            3353 Peachtree Road, N.E., Suite 400
            Atlanta, Georgia 30326
            Attention: President
            Telecopier No.: (404) 841-2025

            with a copy to:

            BellSouth Personal Communications, Inc.
            3353 Peachtree Road, N.E., Suite 400
            Atlanta, Georgia 30326
            Attention: General Counsel
            Telecopier No.: (404) 841-4415

VENDOR:     SBA Towers, Inc.
            SBA, Inc.
            One Town Center Road, 3rd floor
            Boca Raton, Florida 33486
            Attention: Chief Operating Officer
            Telecopier No.: (561) 995-7626

            with a copy to;
            SBA Towers, Inc.
            SBA, Inc.
            One Town Center Road, 3rd Floor
            Boca Raton, Florida 33486
            Attention: Jeffrey A. Stoops, Esq.
            Telecopier No.: (561) 997-0343

All notices, demands, requests, advice or communications given by mailing shall be deemed given on the date of receipt in the United States Mail; those given by commercial courier shall be deemed given on the date such notice, demand, request, advice or communication is delivered to the recipients address set forth above or to such other address as is specified by written notice given in accordance herewith. Any notice, demand, request, advice or communication not received because of changed address or facsimile number of which no notice was given or because of refusal to accept delivery shall be deemed received by the party to whom addressed on the date of hand delivery, on the date of facsimile transmittal, on the first calendar day after deposit with commercial courier, or on the third calendar day following deposit in the United States Mail, as the case may be.

                                 (C)BellSouth Personal Communications, Inc. 1998


                                       36

         RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

      16.02 Assignment; Binding Effect. The rights of the parties under this Agreement are personal to the parties and may not be assigned without the prior written consent of the other party, except (i) for collateral assignments given to lenders providing financing and (ii) that BellSouth may assign all or any of its rights and delegate all or any of its duties hereunder to the Carolinas Partnership, as to any Sites that are located in the Carolinas Partnership's service territory, without the prior written consent of Vendor. This Agreement shall be binding upon and enforceable against, and shall inure to the benefit of, the parties hereto and their respective legal representatives, successors and permitted assigns.

      16.03 Joint and Several Liability. Each of SBA Towers and SBA acknowledges and represents to BellSouth that all the obligations of Vendor to perform or observe fully any and all covenants, agreements or provisions to be performed or observed pursuant to this Agreement shall be joint and several obligations of SBA Towers and SBA.

      16.04 Authorized Representatives. Any consent, approval, authorization or other action required or permitted to be given or taken under this Agreement by BellSouth or Vendor, as the case may be, shall be given or taken by one or more of the authorized representatives of each, whose names as of the date hereof are set forth in Annex H, subject to change from time to time by notice given by BellSouth or Vendor pursuant to Section 16.02 and Annex H. The written statements and representations of any authorized representative of BellSouth or Vendor shall be binding upon the party for whom such person is an authorized representative, and the other party hereto shall have no obligation or duty whatsoever to inquire into the authority of any such representative to take any action which he proposes to take.

      16.05 Headings. The use of headings, captions and numbers in this Agreement is solely for the convenience of identifying and indexing the various provisions in this Agreement and shall in no event be considered otherwise in construing or interpreting any provision in this Agreement.

      16.06 Annexes and Exhibits. Each and every annex and exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each annex and exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

      16.08 Publicity. Neither party will advertise or publish any information related to this Agreement without the prior written approval of the other party.

      16.09 Severability. If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, shall be held to be invalid or unenforceable, then in each such event the remainder of this Agreement or the application of

                                 (C)BellSouth Personal Communications, Inc. 1998


                                       37

          RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

      16.10 Waiver. Failure by either party to complain of any action, non-action or default of the other party shall not constitute a waiver of any aggrieved party's rights hereunder. Waiver by either party of any right arising from any default of the other party shall not constitute a waiver of any other right arising from a subsequent default of the same obligation or for any other default, past, present or future.

      16.11 Rights Cumulative. All rights, remedies, powers and privileges conferred under this Agreement on the parties shall be cumulative of and in addition to, but not restrictive of or in lieu of, those conferred by law or equity.

      16.12 Time of Essence; Prompt Responses. Time is of the essence of this Agreement. Anywhere a day certain is stated for payment or for performance of any obligation, the day certain so stated enters into and becomes a part of the consideration for this Agreement. The parties recognize and agree that the time limits and time periods provided herein are of the essence of this Agreement. The parties mutually agree to exercise their mutual and separate good faith, reasonable efforts to consider and respond promptly and as expeditiously as is reasonably possible notwithstanding any time period provided in this Agreement.

      16.13 Applicable Law. This Agreement shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of Georgia, without regard to its conflicts of laws provisions.

      16.14 Dispute Resolution Procedures. (a) Any dispute between the parties relating to any problem with respect to a specific Site, including without limitation, any dispute of the type more particularly described in Annex O, shall be resolved in accordance with the procedures specified in Annex 0.

            (b) Any dispute between the parties other than dispute referred to in Section 16.14(a), including without limitation, any dispute with respect to the interpretation of any provision of this Agreement or with respect to the performance of either party, shall be resolved as specified below:

                  (i) Upon the written request of either party, each of the parties will appoint a designated representative who does not devote substantially all of his or her time to performance under this agreement, whose task it will be to meet with the purpose of endeavoring to resolve such dispute;

                                 (C)BellSouth Personal Communications, Inc. 1998


                                       38

         RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

                  (ii) The designated representatives shall meet as often as necessary during a thirty (30) day period (or such other time as the parties may agree) to gather and furnish to the other all information with respect to the matter in issue which is appropriate and germane to its resolution;

                  (iii) Such representatives shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding relating thereto;

                  (iv) The specific format for such discussions will be left to the discretion of the designated representatives, but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party;

                  (v) If the designated representatives cannot resolve the dispute, then the dispute shall be referred to the presidents of each party, for their review and resolution. If the dispute cannot be resolved by such officers, then the parties may initiate formal proceedings; however, formal proceedings for the resolution of any such dispute may not be commenced until the earlier of:

                        (A) The designated representatives concluding in good
            faith that amicable resolution through continued negotiation of the matter in issue does not appear likely; or

                        (B) Thirty (30) days after the initial request to
            negotiate such dispute (unless preliminary or temporary relief of an emergency nature is sought by one of the parties); or

                        (C) Thirty (30) days before the statute of limitations
            governing any cause of action relating to such dispute would expire.

            (c) BellSouth and Vendor agree that any litigation arising out of any dispute not resolved pursuant to Section 16.14(b) shall be litigated in any state or Federal court located in Fulton County, Georgia, and BellSouth and Vendor hereby expressly consent to the jurisdiction of any such courts and to the venue therein.

      16.15 Entire Agreement. This Agreement and the letter agreement of even date herewith between BellSouth and Vendor contain the entire agreement of BellSouth and Vendor with respect to the engagement of Vendor as the Vendor for the Project, and all representations, warranties, inducements, promises or agreements, oral or otherwise, between the parties not embodied in this Agreement shall be of no force or effect.

      16.16 Modifications. This Agreement shall not be modified or amended in any respect except by a written agreement executed by both parties.

                                 (C)BellSouth Personal Communications, Inc. 1998


                                       39

         RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

      16.17 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

      16.18 No Brokers. BellSouth and Vendor hereby represent, agree and acknowledge that no real estate broker or other person is entitled to claim or to be paid a commission as a result of the execution and delivery of this Agreement, including any of the Exhibits, or any proposed improvement, use, disposition or lease of any or all of the Site.

                 [Remainder of page intentionally left blank]

                                 (C)BellSouth Personal Communications, Inc. 1998


                                       40

         RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals.

      IN WITNESS WHEREOF, BellSouth, SBA Towers and SBA have caused their respective duly authorized representatives to execute, seal and deliver this Agreement, all as of the day and year first above written.

                                       BELLSOUTH:

                                       BELLSOUTH PERSONAL
                                       COMMUNICATIONS, INC.


                                       By:
----------------------------              ----------------------------
Witness                                   Name:
                                               -----------------------
                                          Title:
                                                ----------------------

----------------------------
Witness                                Attest:
                                              ------------------------
                                          Name:
                                               -----------------------
                                          Title:
                                                ----------------------


                                       VENDOR:

                                       SBA TOWERS, INC.


/s/ [ILLEGIBLE]                        By: /s/ Steven E. Bernstein
----------------------------              ----------------------------
Witness                                   Name: Steven E. Bernstein
                                               -----------------------
                                          Title: President
                                                ----------------------

/s/ [ILLEGIBLE]
----------------------------
Witness                                Attest: /s/  Jeffrey A.Stoops
                                              ------------------------
                                          Name:  Jeffrey A.Stoops
                                               -----------------------
                                          Title: Secretary
                                                ----------------------


                                       SBA, INC.

/s/ [ILLEGIBLE]                        By: /s/ Steven E. Bernstein
----------------------------              ----------------------------
Witness                                   Name: Steven E. Bernstein
                                               -----------------------
                                          Title: President
                                                ----------------------

/s/ [ILLEGIBLE]
----------------------------
Witness                                Attest: /s/ Jeffrey A.Stoops
                                              ------------------------
                                          Name: Jeffrey A.Stoops
                                               -----------------------
                                          Title: Asst. Secretary
                                                ----------------------

                                 (C)BellSouth Personal Communications, Inc. 1998


                                       41

         RESTRICTED: Contains Private and/or Proprietary Information.
    May only be used for Authorized BellSouth Business Purposes and only by
                            Authorized Individuals

      IN WITNESS WHEREOF, BellSouth, and Vendor have caused their respective duly authorized representatives to execute, seal and deliver this Agreement, all as of the day and year first above written.

                                       BELLSOUTH:

                                       BELLSOUTH PERSONAL
                                       COMMUNICATIONS, INC.


/s/ Elizabeth Martin                   By: /s/ [ILLEGIBLE]
----------------------------              ----------------------------
Witness                                   Name: [ILLEGIBLE]
                                               -----------------------
                                          Title: President
                                                ----------------------

/s/ [ILLEGIBLE]
----------------------------
Witness                                Attest: /s/ [ILLEGIBLE]
                                              ------------------------
                                          Name: [ILLEGIBLE]
                                               -----------------------
                                          Title: Asst. Secretary
                                                ----------------------

                                             (CORPORATE SEAL)


                                       VENDOR:

                                       SBA, INC./ SBA TOWERS, INC.


                                       By:
                                          ----------------------------
                                          Name:
----------------------------                   -----------------------
Witness                                   Title:
                                                ----------------------

                                       Attest:
----------------------------                 -------------------------
Witness                                   Name:
                                               -----------------------
                                          Title:
                                                ----------------------

                                             (CORPORATE SEAL)